EXHIBIT 4.8

                    THIS AGREEMENT IS SUBJECT TO ARBITRATION
                         PURSUANT TO THE SOUTH CAROLINA
                             UNIFORM ARBITRATION ACT

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER dated as of December 15, 1998 (this "AGREEMENT") by and among SONIC AUTOMOTIVE, INC., a Delaware corporation (the "BUYER"), JN MANAGEMENT CO. ("JN"), NEWSOME AUTOWORLD, INC. ("AUTOWORLD") and NEWSOME CHEVROLET WORLD, INC. ("CHEVROLET WORLD"), each a South Carolina corporation (collectively, the "COMPANIES"), and JOHN H. NEWSOME, JR. (the "SELLER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Seller, through the Companies, operates a Chevrolet automobile dealership pursuant to dealership agreements with General Motors Corporation (the "MANUFACTURER"); and

         WHEREAS, the Seller owns, directly or indirectly, all of the shares of JN's common stock, all of the shares of Autoworld's common stock and all of the shares of Chevrolet World's common stock, which shares (collectively, the "SHARES") represent all of the issued and outstanding shares of capital stock of the Companies and are owned, directly or indirectly, of record and beneficially by the Seller; and

         WHEREAS, contemporaneously with the execution of this Agreement, the Buyer and John H. Newsome, III and Imports of Florence, LLC, and Newsome Automotive, LLC, have entered into an Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT") with respect to the sale to the Buyer of certain automobile dealership assets; and

         WHEREAS, contemporaneously with the execution of this Agreement, the Buyer has entered into a Contract to Purchase and Sell Property (the "REAL PROPERTY PURCHASE AGREEMENT") with John H. Newsome, Jr. (in this context, the "OWNER"), whereby the Buyer has agreed to buy, and the Owner has agreed to sell certain real property, as more specifically described therein; and

         WHEREAS, contemporaneously with the execution of this Agreement, the Buyer has entered into a Stock Purchase Agreement (the "REAL PROPERTY STOCK PURCHASE AGREEMENT") with the Seller (in this context, the "OWNER"), whereby the Buyer has agreed to buy, and the Owner has agreed to sell, all of the capital stock of S. C. Automotive Enterprises, Inc.; and



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         WHEREAS, the Asset Purchase Agreement, the Real Property Stock Purchase
Agreement and the Real Property Purchase Agreement are sometimes hereinafter collectively called the "OTHER BASIC AGREEMENTS"; and

         WHEREAS, the consummation of the transactions contemplated by this Agreement is subject to the consummation of the transactions contemplated by the Other Basic Agreements; and

         WHEREAS, the Buyer desires to purchase the Shares from the Seller, and the Seller is willing to sell the Shares to the Buyer, upon the terms and conditions hereinafter set forth; and

         WHEREAS, the acquisition by the Buyer of the Shares is to be accomplished by the merger (the "MERGER") of the Companies with and into one or (if so determined by the Buyer) more wholly-owned South Carolina first-tier subsidiaries of the Buyer (the "SUBS"), to be formed by the Buyer prior to the Closing, on the terms and subject to the conditions set forth herein (if the Buyer determines to merge the Companies into one wholly-owned South Carolina subsidiary of the Buyer, the defined term "SUBS" as used herein shall be deemed to read as "SUB" and the defined term "SURVIVING COMPANIES" as used herein shall be deemed to read as "SURVIVING COMPANY", in each case together with conforming changes deemed made to the text of this Agreement mutatis mutandis).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and representations hereinafter stated, and intending to be legally bound hereby and to incorporate the preceding recitations herein, the parties agree as follows:


                                    ARTICLE 1
                      THE MERGER & THE MERGER CONSIDERATION

         1.1      THE MERGER.

                  (a) Subject to the provisions of this Agreement and the Articles of Merger substantially in the form of Exhibit A attached hereto (the "ARTICLES OF MERGER"), the Companies shall be merged, in a transaction intended by the parties to be a tax free reorganization under Section 368(A) of the Internal Revenue Code of 1986, as amended, with and into the Subs in accordance with the provisions of the South Carolina Business Corporation Act (the "MERGER LAW"), whereupon the existence of the Companies shall cease and the Subs shall be the surviving corporations (the Subs and the Companies are sometimes herein referred to as the "MERGING COMPANIES" and the Subs after the Merger are sometimes herein referred to as the "SURVIVING COMPANIES").

                  (b) As soon as practicable after satisfaction of, or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Merging Companies shall execute and file the Articles of Merger with the Secretary of State of the State of South Carolina in accordance with the Merger Law, and shall otherwise make all other filings or recordings required by the Merger Law in connection with the Merger. The Merger shall become effective at such date and time as the Articles of Merger are duly filed with, and accepted by, the Secretary of State of the State of South Carolina (the "EFFECTIVE TIME").

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                  (c) At the Effective Time, the separate existence of the
Companies shall cease and the Companies shall be merged with and into the Sub and the Sub shall be the Surviving Company, whose name thereafter shall be SONIC-NEWSOME CHEVROLET WORLD, INC.

                  (d) From and after the Effective Time: (i) the respective Articles of Incorporation and the Bylaws of the Subs, both as in effect immediately prior to the Effective Time, shall be the respective Articles of Incorporation and the Bylaws of the Surviving Companies, until thereafter amended in accordance with applicable law; (ii) the respective directors of the Subs at the Effective Time shall become the directors of the Surviving Companies, until their respective successors are duly elected or appointed and qualified in accordance with applicable law; and (iii) the respective officers of the Subs at the Effective Time shall become the initial officers of the Surviving Companies, to serve at the pleasure of the respective boards of directors of the Surviving Companies.

                  (e) At the Effective Time, by virtue of the Merger and the applicable provisions of the Merger Law and without any further action on the part of the Merging Companies or on the part of the Companies' shareholders:

                           (1) each share of common stock of each Sub
outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into one share of common stock of the respective Surviving Company; and

                           (2) all of the Shares shall, automatically and
without any action on the part of the Seller, cease to be outstanding and shall be converted into the right to receive the Merger Consideration (as defined in Section 1.2 below) in accordance with the provisions of said Section 1.2. All Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the Seller shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with provisions of said Section 1.2.

         1.2      THE MERGER CONSIDERATION.

                  (a) THE MERGER CONSIDERATION. The consideration to be paid by the Buyer for the Shares pursuant to the Merger (the "MERGER CONSIDERATION") shall consist of the sum of (i) $4,000,000, plus (ii) the Net Book Value (as defined in Section 1.2(c)(1) below).

                  (b) PAYMENT OF THE MERGER CONSIDERATION. The Merger Consideration shall be paid as follows:

                           (1) (A) At the Closing, the sum of $2,581,000 shall
be payable by the Buyer to the Seller by wire transfer of immediately available funds to the account of the Seller, which shall be designated by the Seller in writing at least one full Business Day prior to the Closing Date (as defined in Article 2 hereof). The sum of $500,000 (the "ESCROW AMOUNT") shall be placed in escrow with First Union National Bank or another escrow agent mutually acceptable to the parties hereto (the "ESCROW AGENT") by the Buyer in accordance with the escrow agreement in the form of Exhibit B hereto, with such other changes thereto as the Escrow Agent shall reasonably request (the "ESCROW AGREEMENT"). For purposes of this Agreement, a


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"BUSINESS DAY" is a day other than a Saturday, a Sunday or a day on which banks are required to be closed in the State of North Carolina.

                                    (B)     The term of the Escrow Agreement
shall be for a period of ninety (90) days from the Closing Date (or such longer period of time as shall be necessary to complete the determination of Net Book Value pursuant to Section 1.2(c) below). If, as of the date which is ninety (90) days from the Closing Date (or such later date as shall be necessary to complete the determination of the Net Book Value pursuant to Section 1.2(c) below), the Buyer shall have made no claims in respect of any Net Book Value Shortfall (as defined in Section 1.2(c) below), the Buyer will execute a joint instruction with the Seller pursuant to the Escrow Agreement to instruct the Escrow Agent to pay all of the Escrow Amount to the Seller pursuant to the terms of the Escrow Agreement.

                           (2)      (A)  At the Closing, the Buyer shall issue
to the Seller 8,500 shares of the Buyer's Class A Convertible Preferred Stock, Series II (the "PREFERRED STOCK"). The Preferred Stock will be convertible into shares of the Buyer's Class A Common Stock, par value $.01 per share (the "COMMON STOCK"), as provided in the Certificate of Designation, Preferences and Rights with respect to the Preferred Stock, a copy of which is attached as Exhibit C-1 hereto at the Closing, the Seller will execute and deliver to the Buyer a Certificate Regarding Restricted Securities in substantially the form of Exhibit C-2 hereto.

                                    (B)     The Seller may, by written notice
delivered at any time on or prior to the twentieth (20th) day after the date hereof, request the Buyer to provide the Seller with a prospectus (the "PROSPECTUS") with respect to the Buyer's offer and sale to the Seller of the Registered Common Shares (as hereinafter defined). In the event that the Seller shall deliver such notice to the Buyer, the Buyer shall use its best reasonable efforts to deliver the Prospectus to the Seller at least thirty (30) days prior to the Closing Date. At the option of the Seller, exercisable by written notice to the Buyer (the "SELLER'S NOTICE") not sooner than twenty (20) Business Days after the receipt by the Seller from the Buyer of the Prospectus and not later than five (5) Business Days before the Closing, the Buyer shall be obligated to issue to the Seller at the Closing, in lieu of up to all of the Preferred Stock, that number of shares (the "REGISTERED COMMON SHARES") of Common Stock which, subject to subsection (BB), would be issued on conversion of the number of shares of the Preferred Stock specified in the Seller's Notice, up to all of the shares of the Preferred Stock, if such number of shares of the Preferred Stock were converted on the date of delivery of the Seller's Notice. The offer and sale of the Registered Common Shares by the Buyer shall be registered under an effective registration statement on Form S-4 (the "ACQUISITION SHELF REGISTRATION STATEMENT") filed by the Buyer with the Securities and Exchange Commission (the "SEC"). To the extent required by law, the Buyer shall prepare as soon as reasonably practicable after the Closing a prospectus supplement or post-effective amendment to the Acquisition Shelf Registration Statement that would permit the offer and resale of the Registered Common Shares from time to time by the Seller. The Buyer shall also use its best reasonable efforts to list the Registered Common Shares for trading on the New York Stock Exchange. The Buyer shall have no obligation to maintain the currency of any prospectus, permit the use of any prospectus or maintain the effectiveness of the Acquisition Shelf Registration Statement for the resale of the Registered Common Shares once all of the Registered Common Shares that remain unsold may be sold by the Seller without restriction pursuant to Rule 145 ("RULE 145") promulgated by the SEC under the Securities Act of 1933, as amended, (the "SECURITIES ACT"), or any successor regulation thereto. The Seller agrees that he


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shall effect each resale of Registered Common Shares only pursuant to a current prospectus or supplements thereto that is a part of the Acquisition Shelf Registration Statement (the "RESALE PROSPECTUS") with respect to which the Buyer, for each such resale, has granted its prior consent to the use thereof.

                                            (BB)     As to any or all of the
shares of the Preferred Stock specified in the Seller's Notice, the Seller may, in the Seller's Notice, elect to take the value of such shares of Preferred Stock (valued at $1,000 per share) in shares of Common Stock which are subject to the "lock-up" restrictions hereafter set forth. In such event, the Buyer will issue and deliver to the Seller at the Closing that number of Registered Common Shares (the "LOCK-UP REGISTERED COMMON SHARES") which would be issued on conversion of the shares of Preferred Stock subject to such election on the date of delivery of the Seller's Notice, but utilizing a Market Price (as defined in the Certificate of Designation, Preferences and Rights with respect to the Preferred Stock) which is eighty-five percent (85%) of the Market Price which would otherwise be applicable to such conversion. Thereafter, the Seller shall not offer, sell, contract to sell, or otherwise dispose of, any of the Lock-up Registered Common Shares for a period of one hundred eighty (180) days from the date of delivery of the Registered Common Shares by the Buyer.

                                    (C) The Seller also agrees and acknowledges,
with regard to the offer or resale by him of any of the Registered Common Shares, that:

                                            (I)      any offering of any of the
Registered Common Shares under the Resale Prospectus by the Seller will be effected in an orderly manner through a securities dealer, acting as broker or dealer, selected by the Buyer in its sole discretion (the "DESIGNATED BROKER");

                                            (II) if requested by the Buyer, the
Seller will enter into one or more custody agreements with one or more banks with respect to the Registered Common Shares so that all such Shares are held in the custody of such bank or banks until offered pursuant to clause (I) above;

                                            (III) the Seller will make resales
of Registered Common Shares only by one or more methods described in the Resale Prospectus, as appropriately supplemented or amended when required;

                                            (IV)     since the Registered Common
Shares are "restricted securities" within the meaning of Rule 145, the certificates representing the Registered Common Shares will be issued by the Buyer to the Seller with such legends as the Buyer may reasonably require until such Shares are offered pursuant to the foregoing terms under the Resale Prospectus, at which time such certificates shall be tendered to the Buyer by the Seller and a new certificate or certificates without legends shall be issued by the Buyer to the Designated Broker in order to settle any resales by the Seller;

                                            (V)      the Seller shall provide
the Buyer with all information concerning the Seller and its resale of the Registered Common Shares as may then be required by the Securities Act and shall indemnify the Buyer for any liabilities arising under the Securities Act, the Securities Exchange Act of 1934 or any state securities laws resulting


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from any material misstatements in, or omissions of material information from, such information provided by the Seller to the Buyer pursuant to this clause
(V);

                                            (VI)     the Seller shall pay any
and all expenses directly related to the resale of the Registered Common Shares, including, but not limited to, the commissions or fees of the Designated Broker, but excluding the fees and expenses of the custodial bank or banks holding the Registered Common Shares, if applicable, which shall be borne by the Buyer; and

                                            (VII) the Seller has received a copy
of the Buyer's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and proxy statement as well as all its Current Reports on Form 8-K since the end of the Buyer's last fiscal year.

                                    (D) The Buyer also agrees, in connection
with subsection (B) above, that:

                                            (I)      the Buyer shall pay all
expenses, including legal and accounting fees, in connection with the preparation, filing and maintenance of the Acquisition Shelf Registration Statement, including amendments thereto, the Resale Prospectus, including supplements thereto, the issuance of certificates representing the Registered Common Shares, and other expenses incurred by the Buyer in meeting its obligations as set forth in subsection (B) above; and

                                            (II)     the Buyer shall indemnify
the Seller for any liabilities arising under the Securities Act, the Securities Exchange Act of 1934 or any state securities laws resulting from any material misstatements in, or omissions of material information from, the Resale Prospectus or the Acquisition Shelf Registration Statement, including the information incorporated by reference therein, except for liabilities required to be indemnified by the Seller under clause (C)(V) above.

                                    (E) To the extent that the Seller does not
timely deliver the Seller's Notice with respect to all of the shares of the Preferred Stock, the Buyer shall deliver the Preferred Stock to the Seller at the Closing. Thereafter, the Buyer's sole obligations with respect to such Preferred Stock and the Common Stock issuable upon conversion thereof (the "CONVERSION STOCK") shall be as follows:

                                            (I)      the Buyer shall use its
best reasonable efforts to make available "current public information" about itself within the meaning of subsection (c)(1) of Rule 144 promulgated by the SEC under the Securities Act ("RULE 144") to the extent necessary to facilitate resales of the Conversion Stock pursuant to Rule 145(d); and

                                            (II) the Buyer shall remove stock
transfer instructions on and restrictive legends from certificates representing the Conversion Stock to the extent that either (x) the offer and sale of the Preferred Stock or the Conversion Stock may hereafter be registered under the Securities Act and under any applicable state securities laws or (y) the Buyer has received an opinion of counsel, in form and substance reasonably satisfactory to the Buyer, that such registration of such offer and sale is not required; and



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                                            (III) commencing the day after the
filing by the Buyer of its Form 8-K setting forth any required historical and pro forma financial information concerning the acquisition transaction contemplated by this Agreement pursuant to Item 2 of such Form, if required by law, or otherwise commencing the date after the Closing (the "REGISTRATION COMMENCEMENT DATE") and subject to the provisions of subsection (F) hereof, if at any time the Buyer proposes to register any of its Common Stock under the Securities Act in connection with the primary public offering of such securities solely for cash on a form that would permit the registration of the resale of the Conversion Stock by the Seller, then the Buyer shall, each such time, promptly give the Seller written notice of such determination. Upon written request of the Seller given within ten (10) days after the giving of such notice by the Buyer, the Buyer shall use its best reasonable efforts to cause the registration under the Securities Act of the offer and sale by the Seller of the number of shares of the Conversion Stock the Seller has requested in such notice to be registered (the "PIGGYBACK REGISTRATION"). If the Piggyback Registration is of a type that would permit sales of the Conversion Stock from time to time pursuant to Rule 415 promulgated by the SEC under the Securities Act, or any successor regulation (commonly known as a "shelf registration"), then the Buyer shall be under no obligation to cause any such shelf registration to remain effective for more than 180 days. If necessary, the Buyer shall use its best reasonable efforts to effect the registration of the offer and sale of the Conversion Stock subject to the Piggyback Registration under the state securities or blue sky laws of such states as shall be reasonably appropriate, as determined by the Buyer in its sole discretion, for the distribution of such Conversion Stock. The Buyer shall bear all expenses incurred in connection with the effecting of the Piggyback Registration, except for: fees and expenses of counsel, if any, retained by the Seller; any expenses or fees incurred in connection with the resale of the Conversion Stock, including, but not limited to, underwriter's fees and broker's commissions; and any blue sky registration and filing fees in those jurisdictions where the applicable blue sky regulatory authorities require the Seller to bear such fees, which all shall be borne by the Seller participating therein pro rata in accordance with the relationship between the number of the Seller's shares registered and the total number of shares registered. The Buyer and the Seller shall indemnify each other to the same extent as set forth in clause (D)(II) above (in the case of indemnification by the Buyer) and clause (C)(V) above (in the case of indemnification by the Seller). The Seller's rights to Piggyback Registration hereunder shall also be subject to customary limitations, in the context of an underwritten offering, regarding underwriter cutbacks and any pro-rations with other holders of registration rights. The right to Piggyback Registration hereunder shall terminate at such time as the holders of the Seller's Conversion Stock are able to sell all of such Conversion Stock without restrictions under Rule 144.

                                    (F) If requested by the managing or lead
managing underwriter for any Piggyback Registration which is an underwritten public offering, the Seller shall execute and deliver such underwriting agreement with the managing or lead managing underwriter in such form as is customarily used by such underwriter with any modifications as the parties thereto shall agree. In connection with any such registration, the Seller shall supply to the Buyer such information as may be reasonably requested by the Buyer in connection with the preparation and filing of a registration statement with the SEC. The Seller shall not supply any information to the Buyer for inclusion in such registration statement that will, taken as a whole, at the time the registration statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


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                                    (G)     Notwithstanding any provision of
this Agreement to the contrary, the Seller shall not have any right to take any action (and the Seller hereby agrees that it shall not take any action) to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement. Nothing contained in this Subsection G shall prevent the Seller from making a claim for monetary relief.

                  (c)      ADJUSTMENT PROCEDURES.

                           (1)      Not later than 60 days after the Closing
Date, the Buyer will prepare and deliver to the Seller an unaudited consolidated balance sheet (the "CLOSING BALANCE SHEET") of the Companies as of the Closing Date, consisting of a computation of the consolidated net book value of the tangible assets of the Companies as of the Closing Date, less the consolidated book value of the liabilities of the Companies as of the Closing Date, all as determined in accordance with generally accepted accounting principles consistently applied ("GAAP") and utilizing the first in-first out (FIFO) method of inventory accounting. In preparing the Closing Balance Sheet: (A) no 1997 or older vehicles shall be included in new vehicle inventory; (B) used vehicle inventories shall be valued as mutually agreed by the Buyer and the Seller, based upon a physical inventory to be conducted by them not later than the Business Day immediately preceding the Closing Date, PROVIDED, HOWEVER, that with respect to any used vehicle as to which the Buyer and the Seller cannot agree upon a value, such vehicle shall be valued as proposed by the Buyer, except that the applicable Merging Company may sell such used vehicle prior to the Closing Date (including a sale to the Seller) at a price to be determined by the Seller; (C) parts inventories shall be valued in the same manner as "Parts" are valued in the Asset Purchase Agreement; (D) the liabilities of the Companies shall include any tax liabilities associated with the conversion from the last in-first out (LIFO) method of accounting to the FIFO method of accounting and tax liabilities associated with the distribution of the Hartsville properties;
(E) there shall be included appropriate write-offs for doubtful accounts receivable and bad debts and for damaged, spoiled, obsolete or slow-moving inventory; (F) there shall be included an appropriate reserve for liabilities of the Companies, as well as for the "Sellers" under the Asset Purchase Agreement, in connection with the issuance by the Companies and such "Sellers" of extended warranties; and (G) the tangible net book value will be calculated without giving effect to the value of any real property or leasehold improvements. The tangible net book value reflected on the Closing Balance Sheet is hereinafter called the "NET BOOK VALUE." The cost of parts inventory counts shall be borne equally by the Buyer, on the one hand, and the Seller, on the other hand.

                           (2)      If within 30 days following delivery of the
Closing Balance Sheet (or the next Business Day if such 30th day is not a Business Day), the Seller has not given the Buyer notice of the Seller's objection to the computation of the Net Book Value as set forth in the Closing Balance Sheet (such notice to contain a statement in reasonable detail of the nature of the Seller's objection), then the Net Book Value reflected in the Closing Balance Sheet will be deemed mutually agreed by the Buyer and the Seller. If the Seller shall have given such notice of objection in a timely manner, then the issues in dispute will be submitted to a "Big Six" accounting firm mutually acceptable to the Buyer and the Seller (the "ACCOUNTANTS") for resolution. If issues in dispute are submitted to the Accountants for resolution: (A) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to the party or its

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subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (B) the Accountants will be instructed to determine the Net Book Value based upon their resolution of the issues in dispute; (C) such determination by the Accountants of the Net Book Value, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (D) the Buyer and the Seller shall each bear 50% of the fees and expenses of the Accountants for such determination.

                           (3) To the extent that the Net Book Value, as deemed
mutually agreed by the parties or as determined by the Accountants, as aforesaid, is greater than $7,581,000 (the "NET BOOK VALUE EXCESS"), the Buyer shall be obligated to pay the amount of the Net Book Value Excess promptly to the Seller. Payment of the Net Book Value Excess, up to $500,000 thereof (i.e., up to $8,081,000 of Net Book Value), shall be by the issuance of additional shares of Preferred Stock at the rate of one whole share of Preferred Stock for each $1,000 of such Net Book Value Excess, up to a maximum of 500 whole shares of Preferred Stock (no fractional shares of Preferred Stock are to be issued; any such fractional shares are to be paid in cash). The Seller shall have the same rights with respect to such shares of Preferred Stock to elect, pursuant to
Section 1.2(b)(2)(B) and (BB), to take up to all of them in shares of registered Common Stock, with the Seller's Notice related thereto to be given not sooner than twenty (20) Business Days after receipt by the Seller of the Prospectus with respect thereto and not later than ten (10) Business Days prior to the issuance thereof by the Buyer. To the extent that the Seller does not elect to take such shares of registered Common Stock, the provisions of Section 1.2(b)(2)(E) and (F) shall be applicable. Payment of the Net Book Value Excess in excess of $500,000 (i.e., Net Book Value in excess of $8,081,000) shall be made in cash in the same manner as the payment of the cash portion of the Merger Consideration at the Closing. Payment of the Net Book Value Excess (whether the same be paid in shares of the Buyer's stock or in cash) shall be made together with interest, payable in cash, on the amount of the Net Book Value Excess at the Buyer's floor plan financing rate from time to time in effect (the "INTEREST RATE") from the Closing Date to the date of such payment. To the extent that the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, is less than $7,581,000 (the "NET BOOK VALUE SHORTFALL"), the Seller shall be obligated to pay the amount of the Net Book Value Shortfall promptly to the Buyer. In furtherance of such obligation of the Seller, the parties shall execute and deliver to the Escrow Agent a joint instruction to deliver up to all of the Escrow Amount to the Buyer. To the extent that the Net Book Value Shortfall exceeds the Escrow Amount, the Seller shall be obligated to pay the amount of such excess promptly to the Buyer, together with interest, payable in cash, on the amount of such excess at the Interest Rate from the Closing Date to the date of such payment. Any interest earned on the Escrow Amount shall be paid to the Buyer and/or the Seller in proportion to their respective shares of the Escrow Amount paid to them.

                           (4)      With respect to the payment by the Buyer to
the Seller of any Net Book Value Excess in cash pursuant to Section 1.2(c)(3) above, the Seller shall deliver to the Buyer within fifteen (15) days of such payment, written notice of the amount of federal and state capital gains taxes, if any, payable by the Seller on such cash payment. Such notice shall set forth in reasonable detail a calculation of such capital gains taxes on such cash payment pursuant to Section 1.2(c)(3) above for each Seller in accordance with the applicable provisions of the U.S. federal and State of South Carolina income tax laws and regulations. Within fifteen (15) days of receipt of such notice by the Buyer, the Buyer shall reimburse the Seller for such capital


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gains tax liability by paying to the Seller cash in the amount of his tax liabilities as set forth in such notice; PROVIDED, HOWEVER, the Buyer's obligation under this Section 1.2(c)(4) shall not exceed a maximum aggregate total of $378,000.

         1.3  DELIVERY OF THE SHARES.

                  (a) At the Closing, the Seller shall deliver to the Buyer a certificate or certificates representing all of the Shares, duly endorsed in blank or with a fully executed stock power attached, all in proper form for transfer with all transfer taxes, if any, paid by the Seller. If such certificate or certificates cannot, after a diligent search, be located, in lieu of such certificate or certificates, the Seller shall provide an affidavit of lost certificate and indemnity in a form reasonably satisfactory to the Buyer. Upon such surrender by the Seller, the Seller shall be entitled to the Merger Consideration, as more fully provided in Section 1.2 above. Until surrendered in accordance with Section 1.3, each such certificate for the Shares shall be deemed for all purposes to evidence only the right to receive the Merger Consideration payable pursuant to Section 1.2.

                  (b) The Shares shall be delivered to the Buyer free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights, options, warrants or restrictions or claims of any kind, nature or description (collectively, "ENCUMBRANCES").

                  (c) It shall be a condition to the Buyer's obligations at the Closing that all the Shares shall have been voted in favor of the Merger, such that no appraisal or dissenters' rights under applicable law shall be available to the Seller.

         1.4 NON-COMPETITION AGREEMENT. At the Closing, the Seller will enter into a non-competition agreement with the Buyer and the Subs substantially in the form of Exhibit D hereto (the "NON-COMPETITION AGREEMENT"). The amount of the Merger Consideration allocated to the Non-Competition Agreement shall be $10,000.

         1.5 SELLER'S COVENANT TO CLOSE. The Seller further covenants and agrees to vote all of the Shares held by him in favor of the Merger, and otherwise to take all officer, director, or shareholder actions necessary to cause the Companies to adopt, approve, and consummate, the Merger.


                                    ARTICLE 2
                                     CLOSING

         The Closing shall take place at the offices of Parker, Poe, Adams & Bernstein, LLP, Charlotte, North Carolina, at 9:30 a.m., local time, on the Closing Date. The Closing Date shall be the fifth (5th) Business Day, or such shorter period as the Buyer may choose, but in no event sooner than January 1, 1999, following the date the Buyer gives notice of the Closing to the Seller, but in no event later than the date which is sixty (60) days from the date of this Agreement (the "CLOSING DATE DEADLINE"); PROVIDED, HOWEVER, if as of the Closing Date Deadline, the consents or approvals of the Manufacturer contemplated in Section 7.10 shall not have been obtained and/or the audited financial statements contemplated in Section 7.13 shall not have been completed, or the conditions to Closing set forth in Sections 8.8 or 8.13 of the Asset Purchase Agreement shall not have been satisfied, the Buyer may elect to extend the Closing Date Deadline for up to an additional sixty (60) days. The date upon which the Closing shall take place is hereinafter called the "CLOSING DATE."

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Buyer, as follows:

         3.1 OWNERSHIP OF SHARES. The Seller has, and will have at the time of the Closing, good and valid title to the Shares, free and clear of all Encumbrances.

         3.2 SELLER'S POWER AND AUTHORITY; CONSENTS AND APPROVALS.

                  (a) The Seller has full capacity, right, power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by the Seller in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

                  (b) Except as set forth on Schedule 3.2(b) hereto, no authorization, approval or consent of, or notice to or filing or registration with, any governmental agency or body, or any other third party, is required in connection with the execution and delivery by the Seller of this Agreement and the other agreements, documents and instruments to be executed and delivered by the Seller in connection herewith, the consummation of the transactions contemplated hereby and thereby and the performance by the Seller of his obligations hereunder and thereunder.

         3.3 EXECUTION AND ENFORCEABILITY. This Agreement and the other agreements, documents and instruments to be executed by the Seller in connection herewith, and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly authorized, executed and delivered by the Seller and constitute, and the other agreements, documents and instruments contemplated hereby, when executed and delivered by the Seller, shall constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

         3.4 LITIGATION REGARDING SELLER. There are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the Seller's knowledge, threatened or probable of assertion, against the Seller relating to the Shares, this Agreement or the transactions contemplated hereby before any court, governmental or administrative agency or other body. The Seller does not know of any basis for the institution of any such suit or proceeding. No judgment, order, writ, injunction, decree or other similar command of any court or governmental or administrative agency or other body has been entered against or served upon the Seller relating to the Shares, this Agreement or the transactions contemplated hereby.

         3.5 INTEREST IN COMPETITORS AND RELATED ENTITIES; CERTAIN TRANSACTIONS.

                  (a) Except as set forth on Schedule 3.5 hereto, neither the Seller nor any Affiliate of the Seller (i) has any direct or indirect interest in any person or entity engaged or involved in any business which is competitive with the business of any of the Companies, (ii) has any direct or indirect interest in any person or entity which is a lessor of assets or properties to, material supplier of, or provider of services to, any of the Companies, or (iii) has a beneficial interest in any contract or agreement to which any of the Companies is a party; PROVIDED, HOWEVER, that the foregoing representation and warranty shall not apply to any person or entity, or any interest or agreement with any person or entity, which is a publicly held corporation in which the Seller individually owns less than 3% of the issued and outstanding voting stock. For purposes of this Agreement, the term "AFFILIATE" shall mean any entity directly or indirectly controlling, controlled by or under common control with the specified person, whether by stock ownership, agreement or otherwise, or any parent, child or sibling of such specified person and the concept of "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

                  (b) Except as set forth in Schedule 3.5 hereto, there are no transactions between any of the Companies and the Seller (including the Seller's Affiliates), or any of the directors, officers or salaried employees of any of the Companies, or the family members or Affiliates of any of the above (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, the Seller, or any such officer, director or salaried employee, family member, or Affiliate or any corporation, partnership, trust or other entity in which such family member, Affiliate, officer, director or employee has a substantial interest or is a shareholder, officer, director, trustee or partner.

         3.6 SELLER NOT A FOREIGN PERSON. The Seller is a "United States person" as that term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder.

         3.7 ORGANIZATION; GOOD STANDING; QUALIFICATIONS; AND POWER. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Companies is qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions listed on Schedule 3.7 hereto, which are the only jurisdictions where the nature of its business and assets requires such qualification.

         3.8 CAPITALIZATION. Schedule 3.8 hereto sets forth the authorized capital stock of each of the Companies, the number of shares of such authorized capital stock outstanding and the identity of the record holders thereof. All of the Shares are duly authorized, validly issued, fully paid and non-assessable and are held by the Seller in the amounts indicated on Schedule 3.8 hereto. Except as set forth on Schedule 3.8 hereto, there are no preemptive rights, whether at law or otherwise, to purchase any of the securities of the Companies, and there are no outstanding options, warrants, "phantom" stock plans, subscriptions, agreements, plans or other commitments pursuant to which any of the Companies is or may become obligated to sell or issue any shares of its capital stock or any other debt or equity security, and there are no outstanding securities convertible into shares of such capital stock or any other debt or equity security.

         3.9 SUBSIDIARIES AND INVESTMENTS. None of the Companies owns or maintains, directly or indirectly, any capital stock of or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity and does not have any commitment to contribute to the capital of, make loans to, or share in the losses of, any such entity.

         3.10 NO VIOLATION; CONFLICTS. Except as set forth on Schedule 3.10 hereto, the execution and delivery by the Seller of this Agreement and the other agreements, documents and instruments to be executed and delivered by the Seller in connection herewith, the consummation by the Seller of the transactions contemplated hereby and thereby and the performance by the Seller of his obligations hereunder and thereunder do not and will not (a) conflict with or violate any of the terms of the Articles of Incorporation or By-Laws of any of the Companies, (b) violate or conflict with any law, ordinance, rule or regulation, or any judgment, order, writ, injunction, decree or similar command of any court, administrative or governmental agency or other body, applicable to any of the Companies, (c) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of any of the Companies under, or violate or conflict with or result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or instrument to which any of the Companies is a party or by which any of the Companies or any of its assets or properties is bound or affected, (d) result in the creation or imposition of any Encumbrance of any nature upon any of the assets or properties of any of the Companies, (e) constitute an event permitting termination of any agreement, license or other right of any of the Companies, or (f) require any authorization, approval or consent of, or any notice to or filing or registration with, any governmental agency or body, or any other third party, applicable to any of the Companies or any of its properties or assets.

         3.11 TITLE TO ASSETS; RELATED MATTERS. Each of the Companies has good and valid title to all assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by it (collectively, the "ASSETS"), free and clear of all Encumbrances, except those specified on
Schedule 3.11 and liens for taxes not yet due and payable. The Assets (a) include all properties and assets (real, personal and mixed, tangible and intangible) owned by each of the Companies; (b) do not include (i) any contracts for future services, prepaid items or deferred charges the full value or benefit of which will not be usable by or transferable to the Buyer, or (ii) any goodwill, organizational expense or other similar intangible asset.

         3.12 POSSESSION. The tangible assets included within the Assets are in the possession or control of the respective Companies and no other person or entity has a right to possession or claims possession of all or any part of such Assets, except the rights of lessors of Leased Equipment and Leased Premises (each as defined in Section 3.16 hereof) under their respective contracts and leases.

         3.13     FINANCIAL STATEMENTS.

                  (a) The Seller has delivered to the Buyer prior to the date hereof:

                           (i)      the unaudited annual balance sheets of the
Companies as of the dates stated on Schedule 3.13 hereto and the related unaudited statements of income, stockholders' equity and changes in cash flows for the fiscal years then ended (including the notes thereto and any other information included therein) (collectively, the "ANNUAL FINANCIAL STATEMENTS"); and

                           (ii)     the unaudited balance sheet of the Companies
as of the date stated on Schedule 3.13 hereto and the related unaudited statements of income, stockholders' equity and changes in cash flow for the interim period ended as of the date of such unaudited statements (collectively, the "INTERIM FINANCIAL STATEMENTS"; the Annual Financial Statements and the Interim Financial Statements are hereinafter collectively referred to as the "FINANCIAL STATEMENTS").

                  (b) The Financial Statements (i) are in accordance with the books and records of the respective Companies, which books and records are true, correct and complete, (ii) fully and fairly present the financial position of the respective Companies as of the dates indicated and the results of operation, stockholders' equity and changes in cash flows of the respective Companies for the periods indicated, and (iii) except as set forth in Schedule 3.13, have been prepared in accordance with the income tax basis of accounting.

         3.14 ACCOUNTS RECEIVABLE. All accounts receivable of the Companies are collectible at the aggregate recorded amounts thereof, subject to the reserve for doubtful accounts maintained by the Companies in the ordinary course of business, and are not subject to any known counterclaims or setoffs.

         3.15 INVENTORIES. All inventories of the Companies consist of items of a quality and quantity usable and saleable in the ordinary course of business of the Companies, and the levels of inventories are consistent with the levels maintained by the Companies in the ordinary course consistent with past practice and the respective Companies' obligations under their agreements with all applicable vehicle manufacturers and distributors. The values at which such inventories are carried are based on the LIFO method and are stated in accordance with income tax basis of accounting by the Seller at the lower of historic cost or market.

         3.16     REAL PROPERTY; MACHINERY AND EQUIPMENT.

                  (a) OWNED REAL PROPERTY.  The Companies own no real property.

                  (b) LEASED PREMISES. Schedule 3.16(b) hereto contains a complete list and description (including buildings and other structures thereon) of all real property of which the each of the Companies is a tenant (herein collectively referred to as the "LEASED PREMISES," and also as the "REAL PROPERTY"). True, correct and complete copies of all leases of all Leased Premises (the "LEASES") have been delivered to the Buyer. The Leased Premises are in good physical condition, ordinary wear and tear excepted, and, with respect to each Lease, no event or condition currently exists which would give rise to a material repair or restoration obligation if such Lease were to terminate. The Seller has no knowledge of any event or condition which currently exists which would create a legal or other impediment to the use of the Leased Premises as currently used, or would increase the additional charges or other sums payable by the tenant under any of the Leases (including, without limitation, any pending tax reassessment or other special assessment affecting the Leased Premises). The improvements and building systems which comprise a part of the Leased Premises as to which each of the Companies is responsible for the maintenance and repair thereof are in good condition, maintenance and repair, ordinary wear and tear excepted.

                  (c) CLAIMS. There has been no work performed, services rendered or materials furnished in connection with repairs, improvements, construction, alteration, demolition or similar activities with respect to the Real Property for at least ninety (90) days before the date hereof; there are no outstanding claims or persons entitled to any claim or right to a claim for a mechanics' or materialman's lien against the Real Property; and there is no person or entity other than the respective Companies in or entitled to possession of the Real Property.

                  (d) EASEMENTS, ETC. Each of the Companies has all easements and rights, including, but not limited to, easements for power lines, water lines, sewers, roadways and other means of ingress and egress, necessary to conduct the business such Company now conducts, all such easements and rights are perpetual, unconditional appurtenant rights to the Real Property, and none of such easements or rights are subject to any forfeiture or divestiture rights.

                  (e) CONDEMNATION. Neither the whole nor any portion of any of the Real Property has been condemned, expropriated, ordered to be sold or otherwise taken by any public authority, with or without payment or compensation therefor, and the Seller does not know of any such condemnation, expropriation, sale or taking, or have any grounds to anticipate that any such condemnation, expropriation, sale or taking is threatened or contemplated. The Seller has no knowledge of any pending assessments which would affect the Real Property.

                  (f) ZONING, ETC. Except as set forth on Schedule 3.16(f) hereto, none of the Real Property is in violation of any public or private restriction or any law or any building, zoning, health, safety, fire or other law, ordinance, code or regulation, and no notice from any governmental body has been served upon any of the Companies or upon any of the Real Property claiming any violation of any such law, ordinance, code or regulation or requiring or calling to the attention of such Company the need for any work, repair, construction, alterations or installation on or in connection with said properties which has not been complied with. All improvements which comprise a part of the Real Property are located within the record lines of the Real Property and none of the improvements located on the Real Property encroach upon any adjoining property or any easements or rights of way and no improvements located on any adjoining property encroach upon any of the Real Property or any easements or rights of way servicing the Real Property.

                  (g) OWNED EQUIPMENT. Schedule 3.16(g) hereto sets forth a list of all material machinery, equipment, motor vehicles, furniture and fixtures owned by each of the Companies (collectively, the "OWNED EQUIPMENT").

                  (h) LEASED EQUIPMENT. Schedule 3.16(h) hereto contains a list of all leases or other agreements, whether written or oral, under which each of the Companies is lessee of or holds or operates any items of machinery, equipment, motor vehicles, furniture and fixtures or other property (other than real property) owned by any third party (collectively, the "LEASED EQUIPMENT").

                  (i) MAINTENANCE OF EQUIPMENT. The Owned Equipment and the Leased Equipment are in good operating condition, maintenance and repair in accordance with industry standards taking into account the age thereof.

         3.17     PATENTS; TRADEMARKS; TRADE NAMES; COPYRIGHTS; LICENSES, ETC.

                  (a) Except as set forth on Schedule 3.17 hereto, there are no patents, trademarks, trade names, service marks, service names and copyrights, and there are no applications therefor or licenses thereof, inventions, trade secrets, computer software, logos, slogans, proprietary processes and formulae and all other proprietary information, know-how and intellectual property rights, whether patentable or unpatentable, that are owned or leased by the Companies or used in the conduct of the Companies' business. None of the Companies is a party to, and no Company pays a royalty to anyone under, any license or similar agreement. There is no existing claim, or, to the knowledge of the Seller, any basis for any claim, against any of the Companies that any of its operations, activities or products infringe the patents, trademarks, trade names, copyrights or other property rights of others or that any of the Companies is wrongfully or otherwise using the property rights of others.

                  (b) The Companies have the right (under common law) to use the name "Newsome Chevrolet World" in the State of South Carolina and, to the knowledge of the Seller, no person uses, or has the right to use, such name or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership.

         3.18     CERTAIN LIABILITIES.

                  (a) All accounts payable by the Companies to third parties as of the date hereof arose in the ordinary course of business and none are delinquent or past-due.

                  (b) Schedule 3.18 hereto sets forth a list of all indebtedness of the Companies, other than accounts payable, as of the close of business on the day preceding the date hereof, for money borrowed, indebtedness of the Companies owed to stockholders and former stockholders, the deferred purchase price of assets, letters of credit and capitalized leases, indicating, in each case, the name or names of the lender, the date of maturity, the rate of interest, any prepayment penalties or premiums and the unpaid principal amount of such indebtedness as of such date.

         3.19 NO UNDISCLOSED LIABILITIES. None of the Companies has any material liabilities or obligations of any nature, known or unknown, fixed or contingent, matured or unmatured, other than those (a) reflected in the Financial Statements, (b) incurred in the ordinary course of business since the date of the Financial Statements and of the type and kind reflected in the Financial Statements, or (c) disclosed specifically on Schedule 3.19 hereto.

         3.20 ABSENCE OF CHANGES. Since December 31, 1997, the businesses of the Companies have been operated in the ordinary course, consistent with past practices and, except as set forth on Schedule 3.20 hereto, there has not been incurred, nor has there occurred:

                  (a) Any damage, destruction or loss (whether or not covered by insurance), adversely affecting the business or assets of any of the Companies in excess of $50,000; (b) Any strikes, work stoppages or other labor disputes involving the employees of any of the Companies; (c) Any sale, transfer, pledge or other disposition of any of the Assets of any of the Companies having an aggregate book value of $50,000 or more (except sales of vehicles and parts inventory in the ordinary course of business); (d) Any declaration or payment of any dividend or other distribution in respect of its capital stock or any redemption, repurchase or other acquisition of its capital stock; (e) Any amendment, termination, waiver or cancellation of any Material Agreement (as defined in Section 3.29 hereof) or any termination, amendment, waiver or cancellation of any material right or claim of any of the Companies under any Material Agreement (except in each case in the ordinary course of business and consistent with past practice); (f) Any (1) general uniform increase in the compensation of the employees of any of the Companies (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation or other plan or commitment), (2) increase in any such compensation payable to any individual officer, director, consultant or agent thereof, or (3) loan or commitment therefor made by any of the Companies to any officer, director, stockholder, employee, consultant or agent of any of the Companies; (g) Any change in the accounting methods, procedures or practices followed by any of the Companies or any change in depreciation or amortization policies or rates theretofore adopted by any of the Companies; (h) Any material change in policies, operations or practices of any of the Companies with respect to business operations followed by any of the Companies, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, or with respect to the policies, operations or practices of any of the Companies concerning the employees of any of the Companies; (i) Any capital appropriation or expenditure or commitment therefor on behalf of any of the Companies in excess of $50,000 individually or $100,000 in the aggregate; (j) Any write-down or write-up of the value of any inventory or equipment of any of the Companies or any increase in inventory levels in excess of historical levels for comparable periods; (k) Any account receivable in excess of $50,000 or note receivable in excess of $50,000 owing to any of the Companies which (1) has been written off as uncollectible, in whole or in part, (2) has had asserted against it any claim, refusal or right of setoff, or (3) the account or note debtor has refused to, or threatened not to, pay for any reason, or such account or note debtor has become insolvent or bankrupt; (l) Any other change in the condition (financial or otherwise), business operations, assets, earnings, business or prospects of any of the Companies which, in the judgment of the Seller, has, or could reasonably be expected to have, a material adverse effect on the assets, business or operations of any of the Companies; or (m) Any agreement, whether in writing or otherwise, for any of the Companies to take any of the actions enumerated in this Section 3.20.

         3.21     TAX MATTERS.

                  (a) All federal, state and local tax returns and tax reports required as of the date hereof to be filed by the Companies for taxable periods ending prior to the date hereof have been duly and timely filed prior to the due date thereof (as such due date may have been lawfully extended) by the Companies with the appropriate governmental agencies, and all such returns and reports are true, correct and complete.

                  (b) All federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("TAXES"), payable by, or due from, the Companies for all periods prior to the date hereof have been fully paid or adequately reserved for by the Companies or, with respect to Taxes required to be accrued, each of the Companies has properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of such Company.

                (c) Except for the tax years indicated on Schedule 3.21 hereto, the federal income tax returns of the Companies have not been examined by the Internal Revenue Service ("IRS"). Except as set forth on Schedule 3.21 hereto, none of the Companies has received any notice of any assessed or proposed claim or deficiency against it in respect of, or of any present dispute between it and any governmental agency concerning, any Taxes. Except as set forth on Schedule
3.21 hereto, no examination or audit of any tax return or report of any of the Companies by any applicable taxing authority is currently in progress and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return or report of any of the Companies. Copies of all federal, state and local tax returns and reports required to be filed by the Companies for the years ended 1997, 1996, 1995, 1994, 1993 and 1992, together with all schedules and attachments thereto, have been delivered by the Seller to the Buyer.

                  (d) Except as set forth on Schedule 3.21 hereto, none of the Companies is now, and none has ever been, a member of a consolidated group for federal income tax purposes or a consolidated, combined or similar group for state tax purposes. No consent under Code Section 341 has been made affecting any of the Companies. None of the Companies is a party to any agreement or arrangement that would result in the payment of any "excess parachute payments" under Code Section 280G. None of the Companies is required to make any adjustment under Code Section 481(a). No power of attorney relating to Taxes is currently in effect affecting any of the Companies.

         3.22 COMPLIANCE WITH LAWS, ETC. Each of the Companies has conducted its operations and business in compliance with, and all of the Assets (including all of the Real Property) comply with, (i) all applicable laws, rules, regulations and codes (including, without limitation, any laws, rules, regulations and codes relating to anticompetitive practices, contracts, discrimination, employee benefits, employment, health, safety, fire, building and zoning, but excluding Environmental Laws which are the subject of Section 3.36 hereof) and (ii) all applicable orders, rules, writs, judgments, injunctions, decrees and ordinances. None of the Companies has received any notification of any asserted present or past failure by it to comply with such laws, rules or regulations, or such orders, writs, judgments, injunctions, decrees or ordinances. Set forth on
Schedule 3.22 hereto are all orders, writs, judgments, injunctions, decrees and other awards of any court or governmental agency applicable to each of the Companies and/or its business or operations. The Seller has delivered to the Buyer copies of all reports, if any, of the Companies required to be submitted under the Federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety laws and regulations. The deficiencies, if any, noted on such reports have been corrected by the respective Companies and any deficiencies noted by inspection through the Closing Date will have been corrected by the respective Companies by the Closing Date.

         3.23 LITIGATION REGARDING THE COMPANIES . Except as set forth on
Schedule 3.23 hereto, there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending, or, to the Seller's knowledge, threatened or probable of assertion, against any of the Companies or relating to any of their respective assets, business or operations or the transactions contemplated by this Agreement, and the Seller does not know of any basis for the institution of any such suit or proceeding. No order, writ, judgment, injunction, decree or similar command of any court or any governmental or administrative agency or other body has been entered against or served upon any of the Companies relating to any of the Companies or any of their respective assets, businesses or operations.

         3.24 PERMITS, ETC. Set forth on Schedule 3.24 hereto is a list of all governmental licenses, permits, approvals, certificates of inspection and other authorizations, filings and registrations that are necessary for the Companies to own and operate their respective businesses as presently conducted (collectively, the "PERMITS"). All such Permits have been duly and lawfully secured or made by the Companies and are in full force and effect. There is no proceeding pending, or, to the Seller's knowledge, threatened or probable of assertion, to revoke or limit any such Permit.

         3.25 EMPLOYEES; LABOR RELATIONS. As of the date hereof, the Companies employed the number of employees specified on Schedule 3.25 hereto. As of the date hereof, (a) none of the Companies is delinquent in the payment (i) to or on behalf of its past or present employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof, or (ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant;
(b) there are no collective bargaining agreements currently in effect between any of the Companies and labor unions or organizations representing any employees of the Companies; (c) no collective bargaining agreement is currently being negotiated by any of the Companies; (d) to the knowledge of the Seller, there are no union organizational drives in progress and there has been no formal or informal request to any of the Companies for collective bargaining or for an employee election from any union or from the National Labor Relations Board; and (e) no dispute exists between any of the Companies and any of their sales representatives or, to the knowledge of the Seller, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation.

         3.26 COMPENSATION. Schedule 3.26 contains a schedule of all employees (including sales representatives) and consultants of the Companies whose individual cash compensation for the year ended December 31, 1997, is in excess of $100,000, together with the amount of total compensation paid to each such person for the twelve month period ended December 31, 1997 and the current aggregate base salary or hourly rate (including any bonus or commission) for each such person.

         3.27     EMPLOYEE BENEFITS.

                  (a) The Seller has listed on Schedule 3.27 and has delivered to the Buyer true and complete copies of all Employee Plans (as defined below) and related documents, established, maintained or contributed to by the Companies (which shall include for this purpose and for the purpose of all of the representations in this Section 3.27, the Seller and all employers, whether or not incorporated, that are treated together with the Companies as a single employer within the meaning of Section 414 of the Code). The term "EMPLOYEE PLAN" shall include all plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and also shall include, without limitation, any deferred compensation, stock, employee or retiree pension benefit, welfare benefit or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, covering employees or former employees of the Companies and maintained or contributed to by the Companies.

                  (b) Where applicable, each Employee Plan (i) has been administered in material compliance with the terms of such Employee Plan and the requirements of ERISA and the Code; and (ii) is in material compliance with the reporting and disclosure requirements of ERISA and the Code. None of the Companies maintains or contributes to, and has never maintained or contributed to, an Employee Plan subject to Title IV of ERISA or a "multiemployer plan." There are no facts relating to any Employee Plan that (i) have resulted in a "prohibited transaction" of a material nature or have resulted or is reasonably likely to result in the imposition of a material excise tax, penalty or liability pursuant to Section 4975 of the Code, (ii) have resulted in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA, or (iii) have resulted or could result in any material liability (whether or not asserted as of the date hereof) of any of the Companies or any ERISA affiliate pursuant to Section 412 of the Code arising under or related to any event, act or omission occurring on or prior to the date hereof. Each Employee Plan that is intended to qualify under Section 401(a) or to be exempt under Section 501(c) of the Code is so qualified or exempt as of the date hereof in each case as such Employee Plan has received favorable determination letters from the Internal Revenue Service with respect thereto. To the knowledge of the Seller, the amendments to and operation of any Employee Plan subsequent to the issuance of such determination letters do not adversely affect the qualified status of any such Employee Plan. No Employee Plan has an "accumulated funding deficiency" as of the date hereof, whether or not waived, and no waiver has been applied for. None of the Companies has made any promises or incurred any liability under any Employee Plan or otherwise to provide health or other welfare benefits to former employees of the Companies, except as specifically required by law. There are no pending or, to the best knowledge of the Seller, threatened, claims (other than routine claims for benefit) or lawsuits with respect to any of the Companies' Employee Plans. As used in this Section 3.27, all technical terms enclosed in quotation marks shall have the meaning set forth in ERISA.

         3.28 POWERS OF ATTORNEY. There are no persons, firms, associations, corporations or business organizations or entities holding general or special powers of attorney from any of the Companies.

         3.29     MATERIAL AGREEMENTS.

                  (a) LIST OF MATERIAL AGREEMENTS. Set forth on Schedule 3.29(a) hereto is a list or, where indicated, a brief description of all leases and all other contracts, agreements, documents, instruments, guarantees, plans, understandings or arrangements, written or oral, which are material to the Companies or their respective businesses or assets (collectively, the "MATERIAL AGREEMENTS"). True copies of all written Material Agreements and written summaries of all oral Material Agreements described or required to be described on Schedule 3.29(a) have been furnished to the Buyer.

                  (b) PERFORMANCE, DEFAULTS, ENFORCEABILITY. Each of the Companies has in all material respects performed all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any Material Agreement, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Seller, no other party to any Material Agreement is in default in any respect of any of its obligations thereunder. Each of the Material Agreements is valid and in full force and effect and enforceable against the parties thereto in accordance with their respective terms, and, except as set forth in Schedule 3.29(b) hereto, the consummation of the transactions contemplated by this Agreement will not (i) require the consent of any party thereto or (ii) constitute an event permitting termination thereof.

         3.30 BROKERS' OR FINDERS' FEES, ETC. No agent, broker, investment banker, person or firm acting on behalf of any of the Companies or the Seller or any person, firm or corporation affiliated with the Seller or under his authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the sale of the Shares contemplated hereby, other than any such fee or commission the entire cost of which will be borne by the Seller.

         3.31 BANK ACCOUNTS, CREDIT CARDS, SAFE DEPOSIT BOXES AND CELLULAR TELEPHONES. Schedule 3.31 hereto lists all bank accounts, credit cards and safe deposit boxes in the name of, or controlled by, the respective Companies, and all cellular telephones provided and/or paid for by the respective Companies, and details about the persons having access to or authority over such accounts, credit cards, safe deposit boxes and cellular telephones.

         3.32     INSURANCE.

                  (a) Schedule 3.32(a) hereto contains a list of all policies of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and any other insurance and bonds maintained by, or on behalf of, the Companies on their respective properties, operations, inventories, assets, business or personnel (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims in excess of $5,000 thereunder). Each such insurance policy identified therein is and shall remain in full force and effect on and as of the Closing Date and none of the Companies is in default with respect to any provision contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion. The insurance maintained by, or on behalf of, the respective Companies is adequate in accordance with the standards of business of comparable size in the industry in which the Companies operate and no notice of cancellation or termination has been received with respect to any such policy. None of the Companies has, during the last three (3) fiscal years, been denied or had revoked or rescinded any policy of insurance.

                  (b) Set forth on Schedule 3.32(b) hereto is a summary of information pertaining to material property damage and personal injury claims in excess of $5,000 against any of the Companies during the past five (5) years, all of which are fully satisfied or are being defended by the insurance carrier and involve no exposure to the Companies.

         3.33 WARRANTIES. Set forth on Schedule 3.33 hereto are descriptions or copies of the forms of all express warranties and disclaimers of warranty made by the Companies (separate and distinct from any applicable manufacturers', suppliers' or other third-parties' warranties or disclaimers of warranties) during the past five (5) years to customers or users of the vehicles, parts, products or services of the Companies. There have been no breach of warranty or breach of representation claims against any of the Companies during the past five (5) years which have resulted in any cost, expenditure or exposure to any of the Companies of more than $100,000 individually or in the aggregate.

         3.34 DIRECTORS AND OFFICERS. Set forth on Schedule 3.34 hereto is a true and correct list of the names and titles of each director and officer of each of the Companies.

         3.35 SUPPLIERS AND CUSTOMERS. None of the Companies is required to provide bonding or any other security arrangements in connection with any transactions with any of its respective customers and suppliers. To the knowledge of the Seller, no such supplier, customer or creditor intends or has threatened, or reasonably could be expected, to terminate or modify any of its relationships with any of the Companies.

         3.36     ENVIRONMENTAL MATTERS.

                  (a) For purposes of this Section 3.36, the following terms shall have the following meaning: (i) "ENVIRONMENTAL LAW" means all present federal, state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements, or permits, issued, promulgated, approved or entered thereunder by any government authority relating to pollution, Hazardous Materials, worker safety or protection of human health or the environment. (ii) "HAZARDOUS MATERIALS" means any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, solid waste, petroleum or petroleum-derived substance or waste (regardless of specific gravity), or any constituent or decomposition product of any such pollutant, material, substance or waste, including, but not limited to, any hazardous substance or constituent contained within any waste and any other pollutant, material, substance or waste regulated under or as defined by any Environmental Law.

                  (b) Each of the Companies has obtained all permits, licenses and other authorizations or approvals required under Environmental Laws for the conduct and operation of the Assets and the business of such Company ("ENVIRONMENTAL PERMITS"). All such Environmental Permits are in good standing, each of the Companies is and has been in compliance with the terms and conditions of all such Environmental Permits, and no appeal or any other action is pending or threatened to revoke any such Environmental Permit.

                  (c) The Companies and their respective businesses, operations and assets are and have been in compliance with all Environmental Laws in all material respects.

                  (d) Except as set forth on Part (d) of Schedule 3.36 hereto, neither any of the Companies nor the Seller has received any written order, notice, complaint, request for information, claim, demand or other communication from any government authority or other person, whether based in contract, tort, implied or express warranty, strict liability, or any other common law theory, or any criminal or civil statute, arising from or with respect to (i) the presence, release or threatened release of any Hazardous Material or any other environmental condition on, in or under the Real Property or any other property formerly owned, used or leased by any of the Companies, (ii) any other circumstances forming the basis of any actual or alleged violation by any of the Companies or the Seller of any Environmental Law or any liability of any of the Companies or the Seller under any Environmental Law, (iii) any remedial or removal action required to be taken by any of the Companies or the Seller under any Environmental Law, or (iv) any harm, injury or damage to real or personal property, natural resources, the environment or any person alleged to have resulted from the foregoing, nor is the Seller aware of any facts which might reasonably give rise to such notice or communication. Neither any of the Companies nor the Seller has entered into any agreements concerning any removal or remediation of Hazardous Materials.

                  (e) Except as set forth on Part (e) of Schedule 3.36, no lawsuits, claims, civil actions, criminal actions, administrative proceedings, investigations or enforcement or other actions are pending or, to the Seller's knowledge, threatened under any Environmental Law with respect to the Companies, the Seller or the Real Property.

                  (f) Except as set forth on Part (f) of Schedule 3.36, no Hazardous Materials are or have been released, discharged, spilled or disposed of by the Companies onto, or, to the knowledge of the Seller, migrated onto, the Real Property or any other property previously owned, operated or leased by the Companies, and, to the knowledge of the Seller, no environmental condition exists (including, without limitation, the presence, release, threatened release or disposal of Hazardous Materials) related to the Real Property, to any property previously owned, operated or leased by any of the Companies, or to any of the Companies' past or present operations, which would constitute a violation of any Environmental Law or otherwise give rise to costs, liabilities or obligations under any Environmental Law.

                  (g) Except as set forth on Part (g) of Schedule 3.36, neither any of the Companies nor the Seller, nor, to the knowledge of the Seller, any of their respective predecessors in interest, has transported or disposed of, or arranged for the transportation or disposal of, any Hazardous Materials to any location (i) which is listed on the National Priorities List, the CERCLIS list under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar federal, state or local list, (ii) which is the subject of any federal, state or local enforcement action or other investigation, or (iii) about which any of the Companies or the Seller has received or has reason to expect to receive a potentially responsible party notice or other notice under any Environmental Law.

                  (h) To the knowledge of the Seller, no environmental lien has attached or is threatened to be attached to the Real Property.

                  (i) To the knowledge of the Seller, no employee of any of the Companies in the course of his or her employment with any of the Companies has been exposed to any Hazardous Materials or other substance, generated, produced or used by any of the Companies which could give rise to any claim (whether or not such claim has been asserted) against any of the Companies.

                  (j) Except as set forth on Schedule 3.36 hereto, none of the Sellers has placed upon the Real Property and, to the knowledge of the Seller, the Real Property does not contain, any: (i) septic tanks into which process wastewater or any Hazardous Materials have been disposed; (ii) asbestos; (iii) polychlorinated biphenyls (PCBs); (iv) underground injection or monitoring wells; or (v) underground storage tanks.

                  (k) Except as set forth on Schedule 3.36, there have been no environmental studies or reports made by the Seller or the Companies or, to the knowledge of the Seller, any other person, relating to the Real Property or any other property or facility previously owned, operated or leased by any of the Companies.

                  (l) Except as set forth on Part (l) of Schedule 3.36, none of the Companies has agreed to assume, defend, undertake, guarantee, or provide indemnification for, any liability, including, without limitation, any obligation for corrective or remedial action, of any other person under any Environmental Law for environmental matters or conditions.

         3.37 YEAR 2000 MATTERS. Except as set forth on Schedule 3.37, each of the Companies has (i) initiated a review and assessment of all areas within its business and operations (including those affected by the Manufacturer, suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timetable as described on Schedule 3.37 for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan and timetable, except as set forth on said Schedule 3.37.

         3.38 BUSINESS GENERALLY. Except as set forth on Schedule 3.38, the Seller is not aware of the existence of any conditions, including, without limitation, any actual or potential competitive factors in the markets in which the respective Companies participate, which have not been disclosed in writing to the Buyer and which could reasonably be expected to have an adverse effect on the business and operations of any of the Companies, other than general business and economic conditions generally affecting the industry and markets in which the respective Companies participate.

         3.39 MISSTATEMENTS AND OMISSIONS. No representation and warranty by the Seller contained in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Seller to the Buyer in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation and warranty or such statement not misleading.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to the Seller as follows:

         4.1 ORGANIZATION AND GOOD STANDING. The Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

         4.2      BUYER'S POWER AND AUTHORITY; CONSENTS AND APPROVALS.

                  (a) The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

                  (b) Except as set forth in Schedule 4.2(b) hereto, no authorization, approval or consent of, or notice to or filing or registration with, any governmental agency or body, or any other third party, is required in connection with the execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments to be executed by the Buyer in connection herewith, the consummation by the Buyer of the transactions contemplated hereby or thereby or the performance by the Buyer of its obligations hereunder and thereunder.

         4.3 EXECUTION AND ENFORCEABILITY. This Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly and validly authorized, executed and delivered by all necessary corporate action on the part of the Buyer and this Agreement constitutes, and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, when executed and delivered by the Buyer, shall constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and general equity principles.

         4.4 LITIGATION REGARDING BUYER. There are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the Buyer's knowledge, threatened or probable of assertion against the Buyer relating to this Agreement or the transactions contemplated hereby before any court, governmental or administrative agency or other body, and no judgment, order, writ, injunction, decree or other similar command of any court or governmental or administrative agency or other body has been entered against or served upon the Buyer relating to this Agreement or the transactions contemplated hereby.

         4.5 NO VIOLATION; CONFLICTS. The execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder do not and will not (a) conflict with or violate any of the terms of the Certificate of Incorporation or By-Laws of the Buyer, or (b) violate or conflict with any domestic law, ordinance, rule or regulation, or any judgement, order, writ, injunction or decree of any court, administrative or governmental agency or other body, material to the Buyer.

         4.6 BROKERS' OR FINDERS' FEES, ETC. No agent, broker, investment banker, person or firm acting on behalf of the Buyer or any person, firm or corporation affiliated with the Buyer or under its authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the sale of the Shares contemplated hereby.

         4.7 AUTHORIZATION OF THE PREFERRED STOCK. The issuance of the Preferred Stock, as well as the Common Shares issuable upon conversion of the Preferred Stock, has been duly authorized by all necessary corporate action of the Buyer. At the Buyer's Annual Meeting of its shareholders held on December 3, 1998, the Buyer's shareholders authorized the Preferred Stock such that the full number of Common Shares issuable upon conversion thereof may be issued without limitation of the "Conversion Cap" referred to in the Certificate of Designation, Preferences and Rights attached as Exhibit C-1 hereto. Upon the issuance of the Preferred Stock pursuant to this Agreement, and upon the issuance of Common Shares upon conversion of any shares of the Preferred Stock, the Preferred Stock and/or Common Shares, as the case may be, shall be validly issued, fully paid and non-assessable.

         4.8 CAPITALIZATION. The authorized capital stock of the Buyer consists of:

                  (a) 3,000,000 shares of Preferred Stock, par value $0.10 per share, of which 300,000 shares are designated Class A Convertible Preferred Stock and are, in turn, divided into 100,000 shares of Series I (the "SERIES I PREFERRED STOCK"), 100,000 shares of Series II (the "SERIES II PREFERRED STOCK") and 100,000 shares of Series III (the "SERIES III PREFERRED STOCK"); as of October 23, 1998, approximately 19,500 shares of Series I Preferred Stock are issued and outstanding and/or are committed to be issued by the Buyer, approximately 10,254 shares of Series II Preferred Stock are issued and outstanding and/or are committed to be issued by the Buyer, and approximately 30,380 shares of Series III Preferred Stock are issued and outstanding and/or are committed to be issued by the Buyer;

                  (b) 50,000,000 shares of Class A Common Stock, par value $0.01 per share, of which 5,588,888 shares are issued and outstanding; and

                  (c) 15,000,000 shares of Class B Common Stock, par value $0.01 per share, of which 6,200,000 shares are issued and outstanding.]

All outstanding capital stock of the Buyer is duly authorized, validly issued, fully paid and non-assessable and has been issued in conformity with all applicable federal and state securities laws.

         4.9 DISCLOSURE MATERIALS. The Buyer has delivered to the Seller copies of (i) the Prospectus dated November 10, 1997 (the "PROSPECTUS"), (ii) the Buyer's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1997,
(iii) the Buyer's Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 1998, June 30, 1998, and September 30, 1998 and (iv) all Current Reports on Form 8-K, filed in 1998, each in the form (excluding exhibits) filed with the SEC (collectively, such Forms 10-K, 10-Q and 8-K being hereinafter referred to as its "REPORTS"). Neither the Prospectus nor any of the Reports contained, at the time of filing thereof with the SEC, any untrue statement of any material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

         4.10 MISSTATEMENTS AND OMISSIONS. No representation and warranty by the Buyer contained in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Buyer to the Seller in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation and warranty or such statement not misleading.


                                    ARTICLE 5
                       PRE-CLOSING COVENANTS OF THE SELLER

         The Seller hereby covenants and agrees that, from and after the date hereof until the Closing:

         5.1      PROVIDE ACCESS TO INFORMATION; COOPERATION WITH BUYER.

                  (a) ACCESS. The Seller shall afford, and cause the Companies to afford, to the Buyer, its attorneys, accountants, and representatives, free and full access at all reasonable times, and upon reasonable prior notice, to the properties, books and records of the Companies, and to interview personnel, suppliers and customers of the Companies, in order that the Buyer may have a full opportunity to make such investigation (including the Environmental Audit contemplated by Section 5.11 below) as it shall reasonably desire of the assets, businesses and operations of the Companies (including, without limitation, any appraisals or inspections thereof), and provide to the Buyer and its representatives such additional financial and operating data and other information as to the businesses and properties of the Companies as the Buyer shall from time to time reasonably request.

                  (b) COOPERATION IN OBTAINING MANUFACTURER APPROVAL. The Seller shall promptly notify Manufacturer of the execution and delivery of this Agreement, and thereafter shall use reasonable best efforts in cooperating with the Buyer in the preparation of and delivery to Manufacturer, as soon as practicable after the date hereof, of an application and any other information necessary to obtain Manufacturer's consents to or the approval of the transactions contemplated by this Agreement.

         5.2 OPERATION OF BUSINESSES OF THE COMPANIES. The Seller shall cause each of the Companies to (a) maintain its corporate existence in good standing,
(b) operate its business substantially as presently operated and only in the ordinary course and consistent with past operations and its obligations under any existing agreements with all applicable automobile manufacturers or distributors, (c) use its best efforts to preserve intact its present business organizations and employees and its relationships with persons having business dealings with them, including, but not limited to, all applicable automobile manufacturers or distributors and any floor plan financing creditors, (d) comply in all respects with all applicable laws, rules and regulations, (e) maintain its insurance coverages, (f) pay all Taxes, charges and assessments when due, subject to any valid objection or contest of such amounts asserted in good faith and adequately reserved against, (g) make all debt service payments when contractually due and payable, (h) pay all accounts payable and other current liabilities when due,
(i) maintain the Employee Plans and each plan, agreement and arrangement listed on Schedule 3.27, and (j) maintain its property, plant and equipment in good operating condition in accordance with industry standards taking into account the age thereof.

         5.3 BOOKS OF ACCOUNT. The Seller shall cause each of the Companies to maintain its books and records of account in the usual, regular and ordinary manner.

         5.4 EMPLOYEES. The Seller shall (i) use his reasonable best efforts to encourage such personnel of the Companies as the Buyer may designate in writing to remain employees of the Companies after the date of the Closing, and (ii) not take any action, or permit the Companies to take any action, to encourage any of the personnel of the Companies to leave their positions with the Companies.

         5.5 CERTAIN PROHIBITIONS. The Seller shall not permit any of the Companies to (i) issue any equity or debt security or any options or warrants,
(ii) enter into any subscriptions, agreements, plans or other commitments pursuant to which any of the Companies is or may become obligated to issue any of its debt or equity securities, (iii) otherwise change or modify its capital structure, (iv) engage in any reorganization or similar transaction, (v) sell or otherwise dispose of any of its assets, other than sales of inventory in the ordinary course of business, (vi) declare or make payment of any dividend or other distribution in respect of its capital stock or redeem, repurchase or otherwise acquire any of its capital stock [OTHER THAN THE DISTRIBUTION OF THE HARTSVILLE OPERATIONS].

         5.6 OTHER CHANGES. The Seller shall not permit the Companies to take, cause, agree to take or cause to occur any of the actions or events set forth in
Section 3.20 of this Agreement, to the extent that any of such actions or events would reasonably be in the Seller's control.

         5.7 ADDITIONAL INFORMATION. The Seller shall furnish and cause the Companies to furnish to the Buyer such additional information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any representation or warranty made by the Seller or any information contained in any Schedule hereto or in other information supplied in connection herewith then inaccurate or incomplete in any material respects. The receipt of such additional information by the Buyer shall not operate as a waiver by the Buyer of the obligations of the Seller to satisfy the conditions to Closing set forth in
Section 7.1 hereof; PROVIDED, HOWEVER, if such information shall be furnished to the Buyer in a writing which shall also specifically refer to one or more representations and warranties of the Seller contained herein which in the absence of such information is inaccurate or incomplete in any material respect, then if the Buyer waives the condition to Closing set forth in said Section 7.1 hereof and elects to close the transactions contemplated hereunder, the furnishing of such additional information shall be deemed to have amended as of the Closing any such representation and warranty so specifically referred to by the Seller.

         5.8 PUBLICITY. Except as may be required by law or the applicable rules or regulations of any securities exchange, the Seller shall not (i) make or permit any of the Companies to make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Buyer, and (ii) otherwise disclose the existence and nature of their discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than their accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Seller, as the case may be. The Seller shall cooperate with the Buyer in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement.

         5.9 OTHER NEGOTIATIONS. The Seller shall not pursue, initiate, encourage or engage in, nor shall any of their respective Affiliates or agents pursue, initiate, encourage or engage in, and the Seller shall cause the Companies and their Affiliates, directors, officers and agents not to pursue, initiate, encourage or engage in, any negotiations or discussions with, or provide any information to, any other person or entity (other than the Buyer and its representatives and Affiliates) regarding the sale of the assets or capital stock of any of the Companies or any merger or similar transaction involving any of the Companies.

         5.10 CLOSING CONDITIONS. The Seller shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 7 hereof required herein to be satisfied by the Seller prior to the Closing.

         5.11 ENVIRONMENTAL AUDIT. The Seller shall cause the Companies to allow an environmental consulting firm selected by the Buyer (the "ENVIRONMENTAL AUDITOR") to have prompt access to the Real Property in order to conduct an environmental investigation, satisfactory to the Buyer in scope (such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by the Buyer), of, and to prepare a report with respect to, the Real Property (the "ENVIRONMENTAL AUDIT"). The Seller shall cause the Companies to provide to the Environmental Auditor: (i) reasonable access to all its existing records concerning the matters which are the subject of the Environmental Audit; and (ii) reasonable access to the employees of the Companies and the last known addresses of former employees of the Companies who are most familiar with the matters which are the subject of the Environmental Audit (the Seller agreeing to use reasonable efforts to have such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). The Seller shall otherwise cooperate and cause the Companies to cooperate with the Environmental Auditor in connection with the Environmental Audit. The Buyer and the Seller shall each pay 50% of all of the costs, fees and expenses incurred in connection with the preparation of the Phase I environmental audit report and, if recommended in the Phase I environmental report, 50% of all costs, fees and expenses incurred in connection with the preparation of the Phase II environmental audit report.

         5.12 AUDITED FINANCIAL STATEMENTS. The Seller shall allow, cooperate with and assist Buyer's accountants, and shall instruct the Companies' accountants to cooperate, in the preparation of audited financial statements of the Companies as necessary for any required filings by the Buyer with the Securities and Exchange Commission or with the Buyer's lenders; PROVIDED that the expense of such audit shall be borne by the Buyer.

         5.13 HART-SCOTT-RODINO. Subject to the determination by the Buyer that any of the following actions is not required, the Seller shall promptly prepare and file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION"), and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.


                                    ARTICLE 6
                         PRE-CLOSING COVENANTS OF BUYER

         The Buyer hereby covenants and agrees that, from and after the date hereof until the Closing:

         6.1 PUBLICITY. Except as may be required by law or by the rules of the New York Stock Exchange, or as necessary in connection with the transactions contemplated hereby, the Buyer shall not (i) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Seller, or (ii) otherwise disclose the existence and nature of its discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than its accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Buyer.

         6.2 CLOSING CONDITIONS. The Buyer shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 8 hereof required herein to be satisfied by the Buyer prior to the Closing.

         6.3 APPLICATION TO MANUFACTURER. Subject to the reasonable cooperation of the Seller, the Buyer shall provide to Manufacturer as promptly as practicable after the execution and delivery of this Agreement any application or other information with respect to such application necessary in connection with the seeking of the consents of Manufacturer to the transactions contemplated by this Agreement.

         6.4 HART-SCOTT-RODINO. Subject to the determination by the Buyer that any of the following actions is not required, the Buyer shall promptly prepare and file Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division, respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation, and the Buyer shall pay all filing fees in connection therewith.

         6.5 ACCESS. The Buyer shall afford to the Seller, his attorneys, accountants, and representatives, free and full access at all reasonable times, and upon reasonable prior notice, to the properties, books and records of the Buyer, and to interview personnel, suppliers and customers of the Buyer, in order that the Seller may have a full opportunity to make such investigation as he shall reasonably desire of the assets, business and operations of the Buyer.

         6.6 ADDITIONAL INFORMATION. The Buyer shall furnish to the Seller such additional information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any representation or warranty made by the Buyer or any information contained in any Schedule hereto or in other information supplied in connection herewith then inaccurate or incomplete in any material respect. The receipt of such additional information by the Seller shall not operate as a waiver by the Seller of the obligations of the Buyer to satisfy the conditions to Closing set forth in Section

8.1 hereof; PROVIDED, HOWEVER, if such information shall be furnished to the Seller in a writing which shall also specifically refer to one or more representations and warranties of the Buyer contained herein which in the absence of such information is inaccurate or incomplete in a material respect, then if the Seller waives the condition to Closing set forth in said Section 8.1 hereof and elects to close the transactions contemplated hereunder, the furnishing of such additional information shall be deemed to have amended as of the Closing any such representation and warranty so specifically referred to by the Buyer.

         6.7 BUYER'S OBLIGATION TO NOTIFY OF BREACH. In the event that the President or the Chief Financial Officer of the Buyer shall have actual knowledge of the breach by the Seller of any material representation, warranty, covenant or agreement of the Seller contained in this Agreement, the Buyer shall notify the Seller thereof within a reasonable period of time to give the Seller an opportunity to cure such breach. The provisions of this Section 6.7 shall create no obligation of due inquiry on the part of the Buyer, nor shall it affect the Buyer's right to indemnification under Article 9 hereof unless the Seller shall have confirmed such breach to the Buyer in a writing pursuant to
Section 5.7 above and the Buyer shall have waived the condition to Closing set forth in Section 7.1 or Section 7.2, as applicable, with respect to such breach.

         6.8 WAIVER OF RIGHT TO REDEEM. The Buyer hereby waives its rights to redeem the Preferred Stock, which rights are set forth in the Certificate of Designation, Preferences and Rights with respect to the Preferred Stock, a copy of which is attached as Exhibit C-1 hereto.


                                    ARTICLE 7
              CONDITIONS TO OBLIGATIONS OF THE BUYER AT THE CLOSING

         The obligations of the Buyer to perform this Agreement at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by the Buyer:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing.

         7.2 PERFORMANCE OF OBLIGATIONS OF THE SELLER. The Seller shall have performed all obligations required to be performed by the Seller under this Agreement, and complied with all covenants for which compliance by the Seller is required under this Agreement, prior to or at the Closing, including, without limitation, delivery of the stock certificates and stock powers for the Shares described in Section 1.3 hereof.

         7.3 CLOSING DOCUMENTATION. The Buyer shall have received the following documents, agreements and instruments from the Seller:

                  (a) a certificate signed by the Seller and dated the date of the Closing certifying as to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof;

                  (b) wire transfer instructions from the Seller, with respect to the payment at the Closing of the cash portion of the Merger Consideration;

                  (c) an opinion of Beard Law Offices, counsel for the Seller, dated the date of the Closing and addressed to the Buyer, in form and substance reasonably acceptable to the Buyer and its counsel;

                  (d) copies of all authorizations, approvals, consents, notices, registrations and filings referred to in Schedules 3.2(b), 3.10 and 3.29(b) hereof, other than from the Manufacturer,

                  (e) certificates dated as of a recent date from (i) the Secretary of State of the State of South Carolina to the effect that each of JN, Autoworld and Chevrolet World is duly incorporated and in good standing in such state and stating that the Companies owe no franchise taxes in such state, and
(ii) one or more certificates of officials from the jurisdictions listed on
Schedule 3.7 hereto to the effect that the Companies are duly qualified as a foreign corporation and is in good standing in such jurisdictions;

                  (f) a copy of the Articles of Incorporation of each of JN, Autoworld and Chevrolet World, including all amendments thereto, certified as of a recent date by the Secretary of State of the State of South Carolina;

                  (g) evidence, reasonably satisfactory to the Buyer, of the authority and incumbency of the persons acting on behalf of each of the Companies in connection with the execution of any document delivered in connection with this Agreement;

                  (h) Uniform Commercial Code Search Reports on Form UCC-11 with respect to each of the Companies from the states and local jurisdictions where the principal places of business of the Companies and their assets are located;

                  (i) a certificate of the Seller as to the Seller's non-foreign status in appropriate form;

                  (j) the corporate minute books and stock record books of each of JN, Autoworld and Chevrolet World, and all other books and records of, or pertaining to, the businesses and operations of the Companies;

                  (k) estoppel letters of lenders to the Companies, in form and substance reasonably satisfactory to the Buyer, with respect to amounts owing by the respective Companies as of the Closing; and

                  (l) such other instruments and documents as the Buyer shall reasonably request not inconsistent with the provisions hereof.

         7.4 APPROVAL OF LEGAL MATTERS. The form of all instruments, certificates and documents to be executed and delivered by the Seller to the Buyer pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.

         7.5 NO LITIGATION. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of, or otherwise relating to, this Agreement or the transactions contemplated hereby, or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

         7.6 NO MATERIAL ADVERSE CHANGE OR UNDISCLOSED LIABILITY. There shall have been no material adverse change or development in the business, prospects, properties, earnings, results of operations or financial condition of any of the Companies, or any of its assets.

         7.7 NO ADVERSE LAWS. There shall not have been enacted, adopted or promulgated any statute, rule, regulation or order which materially adversely affects the business or assets of any of the Companies.

         7.8 AFFILIATE AND OTHER TRANSACTIONS. All amounts owing to the Companies from the Seller or any Affiliate thereof (including the $3,081,000 receivable of Autoworld) or from any of the Companies' officers and employees shall have been paid in full on or prior to the Closing Date.

         7.9 ESCROW AGREEMENT. The Seller and the Escrow Agent shall have duly executed and delivered to the Buyer the Escrow Agreement.

         7.10     MANUFACTURER APPROVALS; MOTOR VEHICLE LICENSES.

                  (a) The Manufacturer shall have given any required approvals of the transfer of the Shares to the Buyer and shall have given any required approval of O. Bruton Smith or his designee as the authorized dealer operator of the Companies' dealership franchises with the Manufacturer, and the Manufacturer shall have executed any required dealer agreements and/or amendments or supplements thereto in connection with the foregoing.

                  (b) The Buyer shall have been licensed as a Motor Vehicle Dealer under applicable South Carolina motor vehicle dealer registration laws and shall have obtained all other authorizations, consents, licenses and permits from applicable governmental agencies having or asserting jurisdiction, which the Buyer deems necessary or appropriate to conduct business as an automobile dealer at each dealership location included in the Real Property.

         7.11 NON-COMPETITION AGREEMENT. Seller shall have duly executed and delivered to the Buyer and the Surviving Companies the Non-Competition Agreement.

         7.12 CANCELLATION OF STOCK OPTIONS. All outstanding options, warrants, "phantom" stock options and other plans, agreements or arrangements of the Companies with respect to the purchase, or the issuance of, any capital stock or other securities of the Companies shall have been canceled and terminated prior to the Closing at no expense to the Buyer, and the Buyer shall have received reasonably satisfactory evidence thereof.

         7.13 AUDITED FINANCIAL STATEMENTS. The Buyer shall have completed preparation of such audited financial statements of the Companies as may be required by applicable regulations of the Securities and Exchange Commission or by any of the Buyer's lenders.

         7.14 HART-SCOTT-RODINO WAITING PERIOD. All applicable waiting periods under the HSR Act shall have expired without any indication by the Antitrust Division or the Federal Trade Commission that either of them intends to challenge the transactions contemplated hereby or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

         7.15 OTHER BASIC AGREEMENTS. All conditions to the Buyer's obligations to close under the Other Basic Agreements shall have been satisfied or waived by the Buyer, and the closings under the Other Basic Agreements shall have occurred or shall be occurring contemporaneously.


                                    ARTICLE 8
             CONDITIONS TO OBLIGATIONS OF THE SELLER AT THE CLOSING

         The obligations of the Seller to perform this Agreement at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by the Seller:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing.

         8.2 PERFORMANCE OF OBLIGATIONS OF THE BUYER. The Buyer shall have performed all obligations required to be performed by it under this Agreement, and complied with all covenants for which compliance by it is required under this Agreement, prior to or at the Closing, including, without limitation, payment of the Merger Consideration pursuant to Section 1.2(b) hereof.

         8.3 CLOSING DOCUMENTATION. The Seller shall have received the following documents, agreements and instruments from the Buyer:

                  (a) a certificate signed by a duly authorized signatory of the Buyer and dated as of the Closing Date certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof;

                  (b) an opinion of Parker, Poe, Adams & Bernstein L.L.P., counsel for the Buyer, dated as of the Closing Date and addressed to the Seller, in form and substance reasonably satisfactory to the Seller and his counsel;

                  (c) certificates dated as of a recent date from the Secretary of State of the State of Delaware to the effect that the Buyer is duly incorporated and in good standing in such State;

                  (d) certificates dated as of a recent date from the Secretary of State of the State of North Carolina to the effect that the Subs are duly incorporated and in good standing in such State;

                  (e) a copy of the Buyer's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of the State of Delaware;

                  (f) evidence, reasonably satisfactory to the Seller, of the authority and incumbency of the persons acting on behalf of the Buyer in connection with the execution of any document delivered in connection with this Agreement; and

                  (g) such other instruments and documents as the Seller shall reasonably request not inconsistent with the provisions hereof.

         8.4 APPROVAL OF LEGAL MATTERS. The form of all certificates, instruments and documents to be executed or delivered by the Buyer to the Seller pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Seller and his counsel, none of whose approval shall be unreasonably withheld or delayed.

         8.5 NO LITIGATION. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of, or otherwise relating to, this Agreement or the transactions contemplated hereby, or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

         8.6 ESCROW AGREEMENT. The Buyer and the Escrow Agent shall have duly executed and delivered the Escrow Agreement to the Seller.

         8.7 HART-SCOTT-RODINO WAITING PERIOD. All applicable waiting periods under the HSR Act shall have expired without any indication of the Antitrust Division or the Federal Trade Commission that either of them intends to challenge the transactions contemplated hereby, or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

         8.8 OTHER BASIC AGREEMENTS. All conditions to the obligations of the parties other than the Buyer under the Other Basic Agreements shall have been satisfied or waived by the applicable other party, and the closings under the Other Basic Agreements shall have occurred or shall be occurring contemporaneously.

                                    ARTICLE 9
        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION, ETC.

         9.1 SURVIVAL. All statements contained in any Schedule or certificate delivered hereunder or in connection herewith by or on behalf of any of the parties pursuant to this Agreement shall be deemed representations and warranties by the respective parties hereunder unless otherwise expressly provided herein. The representations and warranties of the Seller or the Buyer contained in this Agreement, including those contained in any Schedule or certificate delivered hereunder or in connection herewith, shall survive the Closing for a period of three years with the exception of (i) the representations and warranties of the Seller contained in Section 3.21, which shall survive the Closing until the expiration of the applicable tax statutes of limitation plus a period of sixty (60) days, and (ii) the representations and warranties of the Seller contained in Sections 3.11, 3.19 and 3.36, which shall survive the Closing until the expiration of the applicable statutes of limitation for a breach thereof. As to each representation and warranty of the parties hereto, the date to which such representation and warranty shall survive is hereinafter referred to as the "SURVIVAL DATE".

         9.2 AGREEMENT TO INDEMNIFY BY SELLER. Subject to the terms and conditions of Sections 9.4 and 9.5 hereof, the Seller hereby agrees to indemnify and save the Buyer, the Surviving Companies and their respective shareholders, officers, directors, employees, successors and assigns (each, a "BUYER INDEMNITEE") harmless from and against, for and in respect of, any and all damages, losses, obligations, liabilities, demands, judgments, injuries, penalties, claims, actions or causes of action, encumbrances, costs, and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees), suffered, sustained, incurred or required to be paid by any Buyer Indemnitee (collectively, "BUYER'S DAMAGES") arising out of, based upon, in connection with, or as a result of:

                  (a) the untruth, inaccuracy or breach of any representation and warranty of the Seller contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith, excluding any breach of representation and warranty contained in
Section 3.19; PROVIDED, HOWEVER, that with respect to the foregoing indemnification obligation of the Seller contained in this paragraph (a) and the indemnification obligation of the Seller contained in paragraph (b) immediately below, the Seller shall not have any indemnification obligation until (and only to the extent that) Buyer's Damages in respect of all claims for indemnity pursuant to this paragraph (a) and said paragraph (b) shall exceed a cumulative aggregate total of $150,000;

                  (b) the untruth, inaccuracy or breach of any representation and warranty of the Seller contained in or made pursuant to Section 3.19, including in any Schedule or certificate delivered hereunder in connection therewith;

                  (c) the breach or nonfulfillment of any covenant or agreement of the Seller contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto;

                  (d) any loss of life, injury to persons or property, or damage to natural resources caused by the actual, alleged, or threatened release, storage, transportation, treatment or generation, of Hazardous Materials generated, stored, used, disposed of, treated, handled or shipped by the Companies on or before the Closing Date;

                  (e) any cleanup of Hazardous Materials released, disposed of or discharged: (i) on, beneath or adjacent to the Real Property prior to or on the date of the Closing; or (ii) at any other location if such substances were generated, used, stored, treated, transported or released by the Companies prior to or on the Closing Date; PROVIDED, HOWEVER, such cleanup obligation shall only be to the level required of an applicable governmental agency or as COMMERCIALLY reasonably necessary to satisfy the requirements of a lender to or prospective purchaser of the Real Property.

                  (f) all known or unknown environmental liabilities and claims of the Companies or arising out of the ownership the Shares prior to the Closing, including, without limitation, the presence, release or threatened release of Hazardous Materials and any liabilities or obligations arising under any Environmental Law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), as amended;

                  (g) any and all costs of installing pollution control equipment or other equipment to bring any of the Real Property into compliance with any Environmental Law if such equipment is installed because any of the Real Property was not in compliance with any Environmental Laws as of the date of the Closing; or

                  (h) all liabilities of any of the Companies for Taxes arising out of the distribution of the Hartsville operations, except to the extent accrued on the Closing Balance Sheet.

Notwithstanding the provisions of paragraphs (e), (f) and (g) immediately above, the term "Buyer's Damages" as applicable to said paragraphs shall not include any amounts due and payable to the Buyer or the Surviving Company from any governmental agency under the "SUPERB" or other government funded remediation program, so long as such amounts paid do not result in any continuing liability or obligation of the Buyer or the Surviving Companies based upon such payment.

         9.3 AGREEMENT TO INDEMNIFY BY BUYER. Subject to the terms and conditions of Sections 9.4 and 9.5 hereof, the Buyer hereby agrees to indemnify and save the Seller and his heirs, successors and assigns (each, a "SELLER INDEMNITEE") harmless from or against, for and in respect of, any and all damages, losses, obligations, liabilities, demands, judgments, injuries, penalties, claims, actions or causes of action, encumbrances, costs, and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by the Seller Indemnitee arising out of, based upon or in connection with or as a result of:

                  (a) the untruth, inaccuracy or breach of any representation and warranty of the Buyer contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith; or

                  (b) the breach or nonfulfillment of any covenant or agreement of the Buyer contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto.

         9.4 CLAIMS FOR INDEMNIFICATION. No claim for indemnification with respect to a breach of a representation and warranty shall be made under this Agreement after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee or the Seller Indemnitee, as the case may be, shall have given the Seller or the Buyer, as the case may be, written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit, or cause of action against such Buyer Indemnitee or Seller Indemnitee, as the case may be.

         9.5 PROCEDURES REGARDING THIRD PARTY CLAIMS. The procedures to be followed by the Buyer and the Seller with respect to indemnification hereunder regarding claims by third persons which could give rise to an indemnification obligation hereunder shall be as follows:

                  (a) Promptly after receipt by any Buyer Indemnitee or Seller Indemnitee, as the case may be, of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a tax audit) or the assertion of any claim by a third person which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the "INDEMNIFIED PARTY") shall give a written notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "INDEMNIFYING PARTY"), setting forth in reasonable detail the nature of such action, proceeding or claim, including copies of any documents and written correspondence from such third person to such Indemnified Party.

                  (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages, (ii) the Indemnifying Party confirms, in writing, its obligation hereunder to indemnify and hold harmless the Indemnified Party with respect to such damages in their entirety pursuant to Sections 9.2 or 9.3 hereof, as the case may be, and (iii) the Indemnifying Party shall have made provision which, in the reasonable judgment of the Indemnified Party, is adequate to satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; PROVIDED, that such settlement is paid in full by the Indemnifying Party and will not have any direct or indirect continuing material adverse effect upon the Indemnified Party.

                  (c) With respect to any action, proceeding or claim as to which (i) the Indemnifying Party does not have the right to assume the defense or (ii) the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The

Indemnifying Party shall be entitled to participate in the defense of such action, proceeding or claim, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Sections 9.2 or 9.3 hereof, as the case may be. The Indemnified Party shall have full rights to dispose of such action, proceeding or claim and enter into any monetary compromise or settlement; PROVIDED, HOWEVER, in the event that the Indemnified Party shall settle or compromise any action, proceeding or claim for which indemnification is due under Sections 9.2 or 9.3 hereof, as the case may be, it shall act reasonably and in good faith in doing so.

                  (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such action, proceeding or claim, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

         9.6 EFFECTIVENESS. The provisions of this Article 9 shall be effective upon consummation of the Closing, and prior to the Closing, shall have no force and effect.


                                   ARTICLE 10
                                   TERMINATION

         10.1 TERMINATION. Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

                  (a) By the written mutual consent of the Buyer and the Seller;

                  (b) At any time prior to the Closing Date Deadline (as the same may have been extended pursuant to Article 2 hereof), by written notice by the Buyer or the Seller to the other party (ies) hereto if such other party
(ies) is (are) in breach of any of its (their) material representations, warranties, covenants or agreements contained herein; PROVIDED, HOWEVER, the breaching party (ies) shall have the right to cure such breach prior to the Closing Date Deadline (as the same may have been extended pursuant to Article 2 hereof) if, in connection with any such cure by the Seller or the Buyer, and provided that the Buyer has not elected to extend the Closing Date Deadline pursuant to Article 2 hereof, the Seller or the Buyer, as the case may be, may elect to extend the Closing Date Deadline as provided in said Article 2 in order to complete such cure;

                  (c) At any time after the Closing Date Deadline (as the same may have been extended pursuant to Article 2 hereof), by written notice by the Buyer or the Seller to the other party(ies) hereto if the Closing shall not have been completed on or before the Closing Date Deadline (as the same may have been extended pursuant to Article 2 hereof);

                  (d) By written notice by the Buyer to the Seller if, after any initial HSR Act filing, the FTC makes a "second request" for information, or if the FTC or the Antitrust Division challenges the transactions contemplated hereby;



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



                  (e) By the Buyer, by written notice to the Seller, in the event that approval by Manufacturer is not received by the Closing Date Deadline (as the same may have been extended pursuant to Article 2 hereof);

                  (f) By the Buyer or the Seller, by written notice to the Seller or the Buyer, as the case may be, in the event that any Manufacturer (or any person claiming by, through or under any Manufacturer) shall exercise any right of first refusal, preemptive right or other similar right, with respect to the dealership business of the Companies;

                  (g) By the Buyer (no later than the thirtieth (30th) day after all due diligence materials described on Schedule 10.1(f) have been furnished to Buyer) if the Buyer is not satisfied, in its sole discretion, with the results of the Buyer's due diligence investigation contemplated by Section 5.1(a) hereof; or

                  (h) By the Seller, not later than the thirtieth (30th) day after the date of this Agreement, if the Seller is not satisfied in its sole discretion, with the results of the Seller's due diligence investigation of the Buyer;

PROVIDED, HOWEVER, no party may terminate this Agreement pursuant to Section 10.1(b) or (c) above if such party, at the time of such termination, is in breach of any material representation, warranty or covenant of such party contained in this Agreement.

         10.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that any termination pursuant to
Section 10.1 shall not relieve (i) the Buyer of any liability under Section 10.3 below, (ii) the Seller of any liability under Section 10.4 below, or (iii) except as provided in Section 10.5 below, any party hereto of any liability for breach of any representation and warranty, covenant or agreement hereunder occurring prior to such termination. In addition, in the event of any such termination, all filings, applications and other submissions made pursuant to this Agreement or prior to the execution of this Agreement in contemplation thereof shall, to the extent practicable, be withdrawn from the agency or other entity to which made.

         10.3 PAYMENT OF BUYER'S TERMINATION FEE. If this Agreement is terminated by the Seller pursuant to Section 10.1(b) above and the failure to complete the Closing shall have been due to the Buyer's breach of its material representations and warranties or its material covenants or obligations under this Agreement, then the Buyer shall, within ten days after receipt by the Buyer of written notice from the Seller, promptly pay to the Seller in immediately available funds, as liquidated damages for the loss of the transaction and not as a penalty, a termination fee of $1,000,000 (the "BUYER'S TERMINATION FEE").

         10.4 PAYMENT OF SELLER'S TERMINATION FEE. If this Agreement is terminated by the Buyer pursuant to Section 10.1(b) above and the failure to complete the Closing shall have been due to the Seller's breach of any of his material representations and warranties or any of his material covenants or obligations under this Agreement, then the Seller shall, within ten days after receipt by the Seller of written notice by the Buyer, promptly pay to the Buyer in immediately available funds, as liquidated damages for the loss of the transaction and not as a penalty, a termination fee of $1,000,000 (the "SELLER'S TERMINATION FEE").


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




         10.5 TERMINATION FEES EXCLUSIVE REMEDIES FOR DAMAGES. The respective rights of the parties to terminate this Agreement under Section 10.1(b) and to be paid the Seller's Termination Fee or the Buyer's Termination Fee, as the case may be, shall be the respective parties' sole and exclusive remedies for damages; in the event of such termination by either party, such party shall have no right to equitable relief for any breach or alleged breach of this Agreement, other than for specific performance for the payment of the Seller's Termination Fee or the Buyers' Termination Fee, as the case may be. Nothing contained in this Agreement shall prevent any party from electing not to exercise any right it may have to terminate this Agreement and, instead, seeking any equitable relief to which it would otherwise be entitled in the event of breach by any other party hereto.

         10.6 TERMINATION OF OTHER BASIC AGREEMENTS. Upon the termination of any of the Other Basic Agreements in accordance with its terms, this Agreement shall automatically termiante; provided, however, no such termination shall release any party hereto of any liability for breach of any representation, warranty, covenant or agreement hereunder arising prior to such termination.


                                   ARTICLE 11
                           CERTAIN TAXES AND EXPENSES

         11.1     CERTAIN TAXES AND EXPENSES.

                  (a) All sales, use, transfer, intangible, excise, documentary stamp, recording, gross income, gross receipts and other similar taxes or fees which may be due or payable in connection with the consummation of the transactions contemplated hereby shall be paid by the Seller.

                  (b) Except as otherwise herein provided, the Seller and the Buyer shall be responsible for the payment of their respective fees, costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby and shall not be liable to the other party or parties for the payment of any such fees, costs and expenses.


                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 CERTAIN TAX RETURNS. The Seller shall cooperate with and provide assistance to the Buyer and the Surviving Companies in connection with the preparation and filing of all federal, state, local and foreign income tax returns which relate to the Surviving Companies and to periods prior to Closing but which are not required to be filed until after the Closing.

         12.2 PARTIES IN INTEREST; NO THIRD-PARTY BENEFICIARIES. Subject to
Section 12.4 hereof, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the respective heirs, successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of the Companies or the Buyer, or any other person, firm, corporation or legal entity, other than the


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



parties hereto and their successors and assigns, any rights, remedies or other benefits under or by reason of this Agreement.

         12.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including all Exhibits and Schedules hereto) and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties hereto with respect to its subject matter. Disclosure of an item in one Schedule shall be deemed a disclosure for purposes of all other provisions of this Agreement, but only insofar as such disclosure could reasonably be interpreted as being applicable to such other provisions. There are no representations, promises, warranties, covenants or undertakings other than as expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to its subject matter. This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto.

         12.4 ASSIGNMENT. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties; PROVIDED, HOWEVER, the Buyer may assign its rights and obligations hereunder to any Affiliate of the Buyer presently existing or hereafter formed and to any person or entity that shall acquire all or substantially all of the assets of the Buyer or any of the Surviving Companies (including any such acquisition by merger or consolidation); PROVIDED, FURTHER, that no such assignment shall release the Buyer from its obligations hereunder without the consent of the Seller. Nothing contained in this Agreement shall prohibit its assignment by the Buyer as collateral security and the Seller hereby agrees to execute any acknowledgment of such assignment by the Buyer as may be required by any lender to the Buyer.

         12.5 REMEDIES. Except as expressly provided in this Agreement to the contrary, each of the parties to this Agreement is entitled to all remedies in the event of breach provided at law or in equity, specifically including, but not limited to, specific performance.

         12.6 HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.7 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally, sent by telecopier or sent by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally, or when telecopier receipt is acknowledged or one (1) business day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.


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



     If to the Buyer, to:

         Sonic Automotive, Inc.
         5401 E. Independence Boulevard
         Charlotte, North Carolina 28212
         Attention: Theodore M. Wright, Chief Financial Officer
         Telecopier No.: (704) 536-5116

     With a copy to:

         Parker, Poe, Adams & Bernstein L.L.P.
         2500 Charlotte Plaza
         Charlotte, North Carolina 28244
         Attention:  Edward W. Wellman, Jr., Esq.
         Telecopier No.: (704) 334-4706

     If to the Seller or the Companies, to the Seller at:

         John H. Newsome, Jr.
         54 Sheraw Way
         Georgetown, South Carolina 29440

     With a copy to:

         Beard Law Offices
         36 Broad Street
         Charleston, South Carolina 29401
         Telecopy No.:  (843) 577-4570
         Attention: T. Alexander Beard


         12.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

         12.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without giving effect to its rules governing conflict of laws.

         12.10 WAIVERS. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement from which such party is entitled to receive a benefit. The waiver by any party hereto of a breach by another party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such other party of such provision or any other provision of this Agreement.

         12.11 SEVERABILITY. In the event that any provision, or part thereof, in this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby;

PROVIDED, HOWEVER, this Section 12.11 shall not be applied if the effect thereof would be to invalidate any provision contained herein which requires the contemporaneous closings of all transactions under this Agreement and under the Other Basic Agreements.

         12.12 KNOWLEDGE. Whenever any representation or warranty of the Seller contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of the Seller, such knowledge shall be deemed to include (A) the best actual knowledge, information and belief of the Seller and (B) any information which the Seller would reasonably be expected to be aware of in the prudent discharge of his duties in the ordinary course of business (including consultation with legal counsel) on behalf of the Companies.

         12.13    JURISDICTION; ARBITRATION.

                  (a) Subject to the other provisions of this Section 12.13, any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of South Carolina, and, by execution and delivery of this Agreement, each party hereto (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

                  (b) Any dispute, claim or controversy arising out of or relating to this Agreement (except for accounting matters provided for in Section 1.2(c) hereto) or to the Other Basic Agreements, or the interpretation or breach hereof or thereof (including, without limitation, any of the foregoing based upon a claim to any termination fee hereunder or thereunder), shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA RULES") to the extent such AAA Rules are not inconsistent with this Agreement. To the extent practicable, all existing disputes or controversies or claims under this Agreement and the Other Basic Agreements shall be consolidated as one action. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made by any party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The arbitration panel shall consist of three (3) arbitrators, one of whom shall be appointed by each party hereto within thirty (30) days after any request for arbitration hereunder. The two arbitrators thus appointed shall choose the third arbitrator within thirty (30) days after their appointment; PROVIDED, HOWEVER, that if the two arbitrators are unable to agree on the appointment of the third arbitrator within 30 days after their appointment, either arbitrator may petition the American Arbitration Association to make the appointment. The place of arbitration shall be Charlotte, North Carolina. The arbitrators shall be instructed to render their decision within sixty (60) days after their selection and to allocate all costs and expenses of such arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).



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                  (c) Nothing contained in this Section 12.13 shall prevent any party hereto from seeking any equitable relief to which it would otherwise be entitled from a court of competent jurisdiction.

                                              [SIGNATURES NEXT PAGE]




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                       SONIC AUTOMOTIVE, INC.


                                       By:   /s/ O. Bruton Smith
                                           -------------------------------
                                                Name: O. Bruton Smith
                                                Title: Chief Executive Officer


                                       JN MANAGEMENT CO.


                                       By:   /s/ John H. Newsome, Jr.
                                           -------------------------------
                                                Name: John H. Newsome, Jr.
                                                Title: President


                                       NEWSOME AUTOWORLD, INC.


                                       By:   /s/ John H. Newsome, Jr.
                                           -------------------------------
                                                Name: John H. Newsome, Jr.
                                                Title: President


                                       NEWSOME CHEVROLET WORLD, INC.


                                       By:   /s/ John H. Newsome, Jr.
                                           -------------------------------
                                                Name: John H. Newsome, Jr.
                                                Title: President


                                            /s/ John H. Newsome, Jr.
                                           -------------------------------
                                           John H. Newsome, Jr.